LOAN AGREEMENT


                  Dated as of September 1, 1995


                          by and among



                   FGI FINANCING I CORPORATION

                               and

                   FORUM OHIO HEALTHCARE, INC.
                           as Borrower

                               and

                NOMURA ASSET CAPITAL CORPORATION
                            as Lender

                       TABLE OF CONTENTS

                                                             Page
                                                             ----
ARTICLE I      CERTAIN DEFINITIONS                              1

          Section 1.1.  Definitions                             1

ARTICLE II     GENERAL TERMS                                   33

          Section 2.1.   Amount of the Loan                    33
          Section 2.2.   Use of Proceeds                       33
          Section 2.3.   Security for the Loan                 33
          Section 2.4.   Borrower's Notes                      33
          Section 2.5.   Principal and Interest                34
          Section 2.6.   Voluntary Prepayment                  35
          Section 2.7.   Mandatory Prepayment                  36
          Section 2.8.   Application of Payments               38
          Section 2.9.   Method and Place of Payment           38
          Section 2.10.  Taxes                                 38
          Section 2.11.  Release of Collateral                 39
          Section 2.12.  Central Cash Management               39
          Section 2.13.  Security Agreement                    47
          Section 2.14.  Supplemental Mortgage Affidavits      52
          Section 2.15.  Securitization                        53

ARTICLE III    CONDITIONS PRECEDENT                            54

          Section 3.1.  Conditions Precedent to
            Effectiveness and Disbursement of the Loan         54
          Section 3.2.  Acceptance of Borrowings               58
          Section 3.3.  Form of Loan Documents and Related
            Matters                                            59

ARTICLE IV     REPRESENTATIONS AND WARRANTIES                  59

          Section 4.1.  Borrower Representations               59
          Section 4.2.  Survival of Representations            70

ARTICLE V      AFFIRMATIVE COVENANTS                           70

          Section 5.1.  Borrower Covenants                     70

ARTICLE VI     NEGATIVE COVENANTS                              84

          Section 6.1.  Borrower Negative Covenants            84

ARTICLE VII    DEFAULTS                                        87

          Section 7.1.  Event of Default                       87
          Section 7.2.  Remedies                               90
          Section 7.3.  Remedies Cumulative                    91

ARTICLE VIII   MISCELLANEOUS                                   92

          Section 8.1.   Survival                              92
          Section 8.2.   Lender's Discretion                   92
          Section 8.3.   Governing Law                         92
          Section 8.4.   Modification, Waiver in Writing.      94
          Section 8.5.   Delay Not a Waiver                    94
          Section 8.6.   Notices                               94
          SECTION 8.7.   TRIAL BY JURY                         95
          Section 8.8.   Headings                              95
          Section 8.9.   Assignment                            95
          Section 8.10.  Severability                          96
          Section 8.11.  Preferences                           96
          Section 8.12.  Waiver of Notice                      96
          Section 8.13.  Remedies of Borrower                  96
          Section 8.14.  Exculpation                           97
          Section 8.15.  Exhibits Incorporated                 99
          Section 8.16.  Offsets, Counterclaims and Defenses   99
          Section 8.17.  No Joint Venture or Partnership       99
          Section 8.18.  Waiver of Marshalling of Assets
            Defense                                            99
          Section 8.19.  Waiver of Counterclaim                99
          Section 8.20.  Conflict; Construction of Documents  100
          Section 8.21.  Brokers and Financial Advisors       100
          Section 8.22.  Counterparts                         100
          Section 8.23.  Estoppel Certificates                100
          Section 8.24.  Payment of Expenses                  101
          Section 8.25.  Bankruptcy Waiver                    101
          Section 8.26.  Indemnification                      102
          Section 8.27.  Entire Agreement                     103
          Section 8.28.  Cross Collateralization              103
          Section 8.29.  [Intentionally Deleted]              103
          Section 8.30.  Defeasance                           103
          SECTION 8.31.  FINAL AGREEMENT                      106
          SECTION 8.32.  NON-STANDARD TERMS; NO UNWRITTEN
            ORAL AGREEMENTS                                   106

Exhibits

  A  -    Allocated Loan Amounts
  B  -    Assignment of Management Agreement and
          Agreements Affecting Real Estate (Form)
  C  -    Assignment of Leases and Rents (Form)
  D  -    Collection Account Banks
  E  -    Manager's Subordination (Form)
  F  -    Engineering Reports
  G  -    Environmental Reports
  H  -    Individual Properties
  I  -    Environmental Guaranty and Indemnity Agreement
          (Form)

  J  -    Mortgage, Assignment of Rents, Security Agreement and
          Fixture Filing (Form)
  K  -    Deed of Trust, Assignment of Rents, Security Agreement
          and Fixture Filing (Form)
  L  -    Promissory Note (Form)
  M  -    Letter of Instructions and Acknowledgement (Form)
  N  -    Required Debt Service Payment Certificate (Form)
  O  -    Cash Collateral Account Agreement (Form)
  P  -    True Sale/Nonconsolidation Opinion of Jones, Day, Reavis
          & Pogue (Form)
  Q  -    Intentionally Deleted
  R  -    Financing Statements
  S  -    Opinion of Jones, Day, Reavis & Pogue (Form)
  T  -    Intentionally Deleted
  U  -    Opinion of Real Estate Counsel (Form)
  V  -    Lien Search Reports
  W  -    Litigation
  X  -    Numbers of Nursing Beds, Assisted Living Units and
          Independent Living Units
  Y  -    Content of Quarterly Financial Information (Form)
  Z  -    Officer's Certificate (Form)
 AA  -    Prohibited Transferees
 BB  -    Second Assignment of Agreements (Form)
 CC  -    Second Assignment of Leases (Form)
 DD  -    Second Mortgage (Form)
 EE  -    Second Deed of Trust (Form)
 FF  -    Knightsbridge Cash Collateral Agreement (Form)
 GG  -    Securitization Indemnity

Schedules
  1       -    Capital Reserve Amounts
  2       -    Initial Capital Requirements

                         LOAN AGREEMENT

          THIS LOAN AGREEMENT, made as of September 1, 1995, is by and among NOMURA ASSET CAPITAL CORPORATION, a Delaware corporation, having an address at 2 World Financial Center, Building B, New York, New York 10281-1198 ("Lender") and FGI FINANCING I CORPORATION ("FFC"), a Delaware corporation and FORUM OHIO HEALTHCARE, INC. ("FOH"; FFC and FOH, collectively, "Borrower"), an Ohio corporation, each having an address at 11320 Random Hills Road, Suite 400, Fairfax, Virginia 22030 ("Borrower").

                            RECITALS

          WHEREAS, Borrower desires to obtain a loan (the "Loan") from Lender in the aggregate amount of $124,666,650 (the "Loan
Amount");

          WHEREAS, Lender is unwilling to make the Loan unless Borrower joins in the execution and delivery of this Agreement, the Notes and the other Loan Documents (all of the foregoing capitalized terms as hereinafter defined) which shall establish the terms and conditions of the Loan;

          WHEREAS, Borrower and Lender contemplate that Lender's interest in and to the Loan may be assigned by Lender to Trustee for the benefit of all Certificateholders in connection with the Securitization (all of the foregoing capitalized terms as hereinafter defined); and

          WHEREAS, Borrower has agreed to establish certain accounts and to grant to Servicer (as hereinafter defined), initially on behalf of Lender and after the Securitization Closing Date on behalf of the Certificateholders, a security interest therein upon the terms and conditions of the security agreement set forth in Section 2.13.

          NOW, THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereby covenant, agree, represent and warrant as follows:


                           ARTICLE I

                      CERTAIN DEFINITIONS

          Section 1.1.  Definitions.  For all purposes of this
Agreement:

          (1) the capitalized terms defined in this Article I have the meanings assigned to them in this Article I, and include the plural as well as the singular;

          (2) all accounting terms have the meanings assigned to them in accordance with generally accepted accounting principles in effect on the date hereof;

          (3) the words "herein", "hereof", and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, or other subdivision;
and

          (4)  the following terms have the following meanings:

          "Account Collateral" has the meaning specified in
Section 2.13(a).

          "Accounts" means, with respect to each Borrower, any of such Borrower's rights to payment for goods sold or leased or for services rendered arising from the operation of such Borrower's Individual Property or Individual Properties, as the case may be, and not evidenced by an Instrument, including, without limitation, all accounts and accounts receivable arising from the operation of such Individual Property or Individual Properties, as the case may be, now existing or hereafter coming into existence, and all Proceeds thereof. In addition to the foregoing, the term "Accounts" shall include the meaning such term has in the New York Uniform Commercial Code.

          "Accrued Interest" has the meaning specified in Section
2.5(c).

          "Additional Interest" means, for the applicable period, the amount by which interest calculated on the Principal
Indebtedness at the Revised Interest Rate exceeds interest calculated on the Principal Indebtedness at the Base Interest
Rate.

          "Adjusted Net Cash Flow" means for any period (and calculated either for an Individual Property or the Individual Properties) the Net Cash Flow for such period reduced by (i) an allowance for Capital Reserve Amounts in the per annum amounts shown on Schedule 1 attached hereto, (ii) annual management fees equal to the greater of (x) actual management fees paid pursuant to the Management Agreement with respect to the Individual Properties and (y) 5% of Gross Revenue, to the extent that such costs have not been included in Operating Expenses, and (iii) an amount necessary to reflect a 5% vacancy factor if the actual vacancy factor is less than 5%. All calculations of Adjusted Net

Cash Flow shall be based on Net Cash Flow for the prior 12-month period, taking into account only the Individual Properties constituting the Mortgaged Property at the time the calculation is made.

          "Affiliate" of any specified Person means any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise; and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

          "Agreement" means this Loan Agreement, as the same may from time to time hereafter be modified, supplemented or amended.

          "Allocated Loan Amount" means the portion of the Loan Amount allocated to each Individual Property as set forth in Exhibit A attached hereto, as such amounts shall be adjusted from time to time as hereinafter set forth. Upon each adjustment in the amount of Principal Indebtedness due to a regular monthly payment of principal pursuant to Section 2.5(b), each Allocated Loan Amount shall be decreased by an amount equal to the product of (i) the amount of such principal payment and (ii) a fraction, the numerator of which is the applicable Allocated Loan Amount (prior to the adjustment in question) and the denominator of which is the total of all Allocated Loan Amounts prior to the adjustment to the Principal Indebtedness resulting in the recalculation of the Allocated Loan Amount. When the Principal Indebtedness is reduced as a result of Lender's receipt of Net Proceeds or Loss Proceeds with respect to a Taking or casualty affecting 100% of an Individual Property, the Allocated Loan Amount for the Individual Property with respect to which the Net Proceeds or Loss Proceeds were received shall be reduced to zero (such Allocated Loan Amount being referred to as the "Withdrawn Allocated Amount"), and each other Allocated Loan Amount shall
(i) if the Withdrawn Allocated Amount exceeds the Net Proceeds or Loss Proceeds (such excess being referred to as the "Proceeds Deficiency"), be increased by an amount equal to the product of
(1) the Proceeds Deficiency and (2) a fraction, the numerator of which is the applicable Allocated Loan Amount (prior to the adjustment in question) and the denominator of which is the aggregate of all of the Allocated Loan Amounts other than the Withdrawn Allocated Amount or (ii) if the Net Proceeds or Loss Proceeds are greater than or equal to the Withdrawn Allocated Amount, remain unadjusted.

          "Annual Budget" has the meaning specified in Section
5.1(Q)(x).


          "Approved Annual Budget" has the meaning specified in
Section 5.1(Q)(x).

          "Assignment of Agreements" means, with respect to an Individual Property, a first priority Assignment of Management Agreement and Agreements Affecting Real Estate, in the form attached hereto as Exhibit B, dated as of the Closing Date, from the relevant Borrower, as assignor, to Lender, as assignee, assigning to Lender (to the extent set forth in the Assignment of Agreements) such Borrower's interest in and to all contracts between such Borrower and third parties in connection with the management and operation of the Individual Property, including, without limitation, the Management Agreement, any agreements with design professionals, all agreements, allocations and rights with all utility services affecting the Individual Property and all development agreements and Permits, as the same may hereafter from time to time be supplemented, amended, modified or extended by one or more written agreements supplemental thereto, and "Assignments of Agreements" means all such instruments collectively.

          "Assignment of Leases" means, with respect to an Individual Property, a first priority Assignment of Leases and Rents, substantially in the form attached hereto as Exhibit C, dated as of the Closing Date, from the relevant Borrower, as assignor, to Lender, as assignee, with respect to an Individual Property, assigning to Lender such Borrower's interest in and to the Leases and the Rents with respect to such Individual Property as collateral security for the Loan, as the same may hereafter from time to time be supplemented, amended, modified or extended by one or more agreements supplemental thereto, and "Assignments of Leases" means all such instruments collectively.

          "Bank" means LaSalle National Bank or any successor bank hereafter selected by Lender in accordance with the terms hereof.

          "Base Interest Rate" means 10.008% per annum.

          "Base Monthly Debt Service Amount" means initially
(i) $949,423.80 per month with respect to FFC's Note and (ii) $187,865.92 with respect to FOH's Note; provided, however, that the Base Monthly Debt Service Amount shall be recalculated by Lender effective as of the next Payment Date following each prepayment of a portion of the Loan in accordance with Section 2.5(a).

          "Basic Carrying Costs" means the following costs with respect to the Mortgaged Property: (i) real property taxes and assessments applicable to the Individual Properties, (ii) insurance premiums for policies of insurance required to be maintained by Borrower pursuant to this Agreement or the other Loan Documents and (iii) at Lender's option, the rent payments required under Section 5 of the Knightsbridge Lease.

          "Basic Carrying Costs Monthly Installment" means Lender's good faith estimate of 1/12th of the annual amount of Basic Carrying Costs. Should the Basic Carrying Costs for the current Fiscal Year or payment period not be ascertainable at the time a monthly deposit is required to be made, the Basic Carrying Costs Monthly Installment shall be Lender's good faith estimate based on 1/12th of the aggregate Basic Carrying Costs for the prior Fiscal Year or payment period with reasonable adjustments. As soon as the Basic Carrying Costs are fixed for the current Fiscal Year or period, the next ensuing Basic Carrying Costs Monthly Installment shall be adjusted to reflect any deficiency or surplus in prior Basic Carrying Costs Monthly Installments.

          "Basic Carrying Costs Sub-Account" means the Sub-
Account of the Cash Collateral Account established and maintained pursuant to Section 2.12 relating to the payment of Basic
Carrying Costs.

          "Benchmark Rate" means 6.358% per annum.

          "Borrower" has the meaning specified in the first paragraph of this Agreement.

          "Business Day" means any day other than (i) a Saturday or a Sunday, and (ii) a day on which federally insured depository institutions in (x) New York State, (y) a state in which Servicer or any Collection Account Bank is located or (z) the state in which the Corporate Trust Office is located are authorized or obligated by law, governmental decree or executive order to be closed.

          "Capital Improvement Costs" means costs incurred by Borrower in connection with capital improvements to the Individual Properties.

          "Capital Reserve Amount" means the amount of the annual replacement reserve for capital expenditures which may be increased by Borrower but may not be less than the amount shown for each Individual Property on Schedule 1 attached hereto.

          "Capital Reserve Monthly Installment" means an amount equal to 1/12th of the Capital Reserve Amount.

          "Capital Reserve Sub-Account" means the Sub-Account of the Cash Collateral Account established and maintained pursuant to Section 2.12 relating to the payment of Capital Improvement
Costs.

          "Cash Collateral Account" has the meaning specified in
Section 2.12(b).

          "CC Account Agreement" has the meaning specified in
Section 2.13(c).

          "Certificate" has the meaning specified in the Pooling and Servicing Agreement.

          "Certificateholder" means the Person in whose name a Certificate is registered pursuant to the Pooling and Servicing
Agreement.

          "Closing Date" means the date on which this Agreement shall become effective pursuant to Section 3.1.

          "Code" means the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury Regulations.

          "Collateral" means, collectively, the Land,
Improvements, Equipment, Rents, Accounts (including rights to payment from patients or private insurers arising from the operation of each Individual Property, and, to the extent permitted by applicable law, all rights to payment from Medicare and Medicaid programs or similar state or federal programs, boards, bureaus or agencies), General Intangibles, Instruments, Inventory, Money, Permits (to the full extent assignable), the Knightsbridge Cash Collateral, and all Proceeds, all whether now owned or hereafter acquired and all other property which is or hereafter may become subject to a Lien in favor of Lender as security for the Loan. Following a defeasance pursuant to
Section 8.30, Collateral shall also include the pledged U.S.
Obligations.

          "Collateral Security Instrument" means any right, document or instrument, other than a Mortgage or a Second Mortgage, given as security for the Loan (including, without limitation, the Assignments of Leases, the Second Assignments of Leases, the Assignments of Agreements, the Second Assignments of Agreements, the Manager's Subordination and the Knightsbridge Cash Collateral Agreement), as same may be supplemented, amended, extended or modified from time to time.

          "Collection Account" has the meaning specified in
Section 2.12(a).

          "Collection Account Bank" means the applicable bank for each Individual Property listed on Exhibit D attached hereto and any successor bank hereafter selected by Borrower and approved by Lender in accordance with the terms hereof.

          "Condemnation Proceeds" has the meaning specified in
Section 2.12(h).

          "Contingent Obligation" means any obligation (other than Borrower's obligations under the Loan Documents) of Borrower guaranteeing any indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of Borrower, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof, except indemnities required by Stewart Title Guaranty Company in connection with the issuance of the Title Insurance Policies. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (taking into account the non-recourse or limited recourse nature of such Contingent Obligation, if applicable) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming Borrower is required to perform thereunder) as determined by Lender in good faith (taking into account the non-recourse or limited recourse nature of such Contingent Obligation, if applicable).

          "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be principally administered.

          "Current Month" has the meaning specified in
Section 2.12(g).

          "Debt Service" means, for any period, the principal
(exclusive of the 100% Excess Cash Flow payable pursuant to

Section 2.5(c)), and interest payments at the Base Interest Rate that would be due and payable in accordance with the Notes and this Agreement during such period.

          "Debt Service Coverage Ratio" means as of any date (and calculated either for an Individual Property or for the Individual Properties as a whole) the quotient obtained by dividing Adjusted Net Cash Flow for the specified period by the Imputed Debt Service for such period. All calculations of Debt Service Coverage Ratios shall be made by Borrower, subject to verification by Lender and KPMG Peat Marwick LLP or another accounting firm acceptable to Lender (any "Big Six" accounting firm being deemed acceptable to Lender).

          "Debt Service Payment Sub-Account" means the Sub-
Account of the Cash Collateral Account established and maintained pursuant to Section 2.12 relating to the payment of Debt Service.

          "Deed of Trust Trustee" means each of the trustees, if any, under the Mortgages.

          "Default" means the occurrence of any event which, but for the giving of notice or the passage of time, or both, would be an Event of Default.

          "Default Collateral" has the meaning specified in
Section 8.14.

          "Default Rate" means the per annum interest rate equal to the lesser of (i) the Maximum Amount or (ii) the sum of 5% plus the greater of (A) the Base Interest Rate or (B) the Prepayment Treasury Rate.

          "Defeasance Date" has the meaning specified in Section
8.30.

          "Defeasance Deposit" means an amount equal to the total cost incurred or to be incurred in the purchase by Borrower of non-callable U.S. Treasuries necessary to meet the Scheduled
Defeasance Payments.

          "Eligible Account" means an account that is either at a Collection Account Bank or: (i) an account maintained with a federal or state chartered depository institution or trust company, the long-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the long-term unsecured debt obligations of such holding company) are rated by the Rating Agencies in the highest rating category at all times of deposit therein, or, if such depository institution or trust company (or holding company) does not have a long-term unsecured debt rating, the short-term unsecured debt obligations of such depository institution or trust company (or holding company), as the case may be, are rated by the Rating Agencies as A-1+, (ii) a segregated trust account maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity which institution or trust company is subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. 9.10 (b), or
(iii) after the Securitization Closing Date, an account in any other insured depository institution reasonably acceptable to Servicer and the Trustee if the maintenance of such account in such institution will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency as evidenced in writing. The Collection Accounts existing as of the Closing Date shall be deemed to be Eligible Amounts.

          "Engineer" means (i) an engineer who prepared an Engineering Report described on Exhibit F attached hereto or (ii) any reputable Independent engineer licensed as such in the applicable state.

          "Engineering Reports" means the property condition reports with respect to each Individual Property delivered to Lender in connection with the Loan, as described on Exhibit F attached hereto, and any amendments or supplements thereto delivered to Lender.

          "Environmental Claim" means any written request for information by a Governmental Authority, or any written notice, notification, claim, administrative, regulatory or judicial action, suit, judgment, demand or other written communication by any Person or Governmental Authority alleging or asserting liability with respect to either Borrower or any Individual Property, whether for damages, contribution, indemnification, cost recovery, compensation, injunctive relief, investigatory, response, remedial or cleanup costs, damages to natural resources, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, Use or Release into the environment of any Hazardous Substance originating at or from, or otherwise affecting, an Individual Property, (ii) any fact, circumstance, condition or occurrence forming the basis of any violation, or alleged violation, of any Environmental Law by either Borrower or otherwise affecting an Individual Property or
(iii) any alleged injury or threat of injury to health, safety or the environment by either Borrower or otherwise affecting an Individual Property.

          "Environmental Laws" means any and all applicable federal, state, local and foreign laws, rules or regulations, any judicial or administrative orders, decrees or judgments thereunder, and any permits, approvals, licenses, registrations, filings and authorizations, in each case as in effect as of the date hereof and as amended from time to time, relating to the protection of human health or the environment, or the Release or threatened Release of Hazardous Substances into the indoor or outdoor environment including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata or otherwise relating to the Use of Hazardous Substances.

          "Environmental Reports" means the environmental audit reports with respect to each Individual Property delivered to Lender in connection with the Loan, as described on Exhibit G attached hereto, and any amendments or supplements thereto delivered to Lender.

          "Equipment" means, with respect to each Borrower, all fixtures, appliances, machinery, furniture, furnishings, decorations, tools and supplies now owned or hereafter acquired by Borrower and located upon the Land or the Improvements and used in connection with the present or future operation and occupancy of the Land and the Improvements, including, but not limited to, all beds, linen, radios, televisions, carpeting, telephones, cash registers, computers, lamps, glassware, rehabilitation equipment, restaurant and kitchen equipment, and any other building equipment, including, but not limited to, all heating, lighting, incinerating, waste removal and power equipment, engines, pipes, tanks, motors, conduits, switchboards, security and alarm systems, plumbing, lifting, cleaning, fire prevention, fire extinguishing, refrigeration, ventilating and communications apparatus, air cooling and air conditioning apparatus, escalators, elevators, ducts and compressors, materials and supplies, and all other machinery, apparatus, equipment, fixtures and fittings now owned or hereafter acquired by such Borrower, any portion thereof or any appurtenances thereto, together with all additions, replacements, parts, fittings, accessions, attachments, accessories, modifications and alterations of any of the foregoing to the extent relating to such Borrower's Individual Property, provided, however, that, with respect to any items which are leased and not owned by a Borrower, the Equipment shall include the leasehold interest only of such Borrower together with any options to purchase any of said items and any additional or greater rights with respect to such items which such Borrower may hereafter acquire.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Affiliate" means any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which Borrower is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and
Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which Borrower is a member.

          "Event of Default" has the meaning specified in Section
7.1.

          "Excess Cash Flow" has the meaning specified in Section
2.12(g)(ii)

          "FGI" means Forum Group, Inc., an Indiana corporation which, directly or through one or more subsidiaries, is the beneficial owner of all of the issued and outstanding shares of capital stock of Borrower.

          "Finder" has the meaning specified in Section 8.21.

          "Fiscal Year" means the 12-month period ending on March
31st of each year or such other fiscal year of Borrower as Borrower may select from time to time with the prior consent of Lender (which consent shall not be unreasonably withheld).

          "FFC" has the meaning specified in the first paragraph of this Agreement.

          "FOH" has the meaning specified in the first paragraph of this Agreement.

          "GAAP" means generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

          "General Intangibles" means, with respect to each Borrower, all intangible personal property of such Borrower arising out of or directly relating to such Borrower's Individual Properties (other than Accounts, Rents, Instruments, Inventory, Money and Permits), including, without limitation, things in action, settlements, judgments, contract rights, rights to performance (including, without limitation, rights under warranties), refunds of real estate taxes and assessments and other rights to payment of Money, copyrights, trademarks and patents now existing or hereafter in existence. In addition to the foregoing, the term "General Intangibles" shall include the meaning such term has in the New York Uniform Commercial Code.

          "Governmental Authority" means any national or federal government, any state, regional, local or other political subdivision thereof with jurisdiction and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Gross Revenue" means, with respect to an Individual Property or all of the Individual Properties, the total dollar amount of all income and receipts whatsoever received by Borrower in the ordinary course of its business with respect to such Individual Property or Individual Properties, including all Rents, Money and Proceeds of any Accounts.

          "Guarantor" means FGI, as guarantor under the Indemnity
Agreement.

          "Hazardous Substance" means, collectively, (i) any petroleum or petroleum products or waste oils, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBs"), lead in drinking water, and lead-based paint, the presence, generation, use, transportation, storage or disposal of which (x) is regulated or could lead to liability under any Environmental Law or (y) is subject to notice or reporting requirements under any Environmental Law, (ii) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants," "pollutants" or words of similar import under any Environmental Law and (iii) any other chemical or any other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

          "Impositions" means all taxes (including, without limitation, all ad valorem, sales (including those imposed on lease rentals), use, single business, gross receipts, value added, intangible transaction privilege, privilege, license or similar taxes), assessments (including, without limitation, to the extent not discharged prior to the date hereof, all assessments for public improvements or benefits, whether or not commenced or completed within the term of the Related Mortgage), ground rents, water, sewer or other rents and charges, excises, levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character in respect of an Individual Property or any Rents and Accounts (including all interest and penalties thereon), which at any time prior to, during or in respect of the term hereof may be assessed or imposed on or in respect of or be a lien upon (i) a Borrower (including, without limitation, all income, franchise, single business or other taxes imposed on such Borrower for the privilege of doing business in the jurisdiction in which such Individual Property, or any other collateral delivered or pledged to Lender in connection with the Loan, is located) or Lender,
(ii) an Individual Property, or any other collateral delivered or pledged to Lender in connection with the Loan, or any part thereof or any Rents therefrom or any estate, right, title or interest therein, or (iii) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with such Individual Property or the leasing or use of such Individual Property or any part thereof, or the acquisition or financing of the acquisition of such Individual Property by Borrower. Nothing contained in this Agreement shall be construed to require Borrower to pay any tax, assessment, levy or charge imposed on Lender, Servicer or any Certificateholder in the nature of a franchise, capital levy, estate, inheritance, succession, income or net revenue tax.

          "Improvements" means, with respect to each Individual Property, all buildings, structures and improvements of every nature whatsoever now or hereafter situated on, placed or constructed upon the Land, including, but not limited to, to the extent of a Borrower's interest therein, all gas and electric fixtures, radiators, heaters, engines and machinery, boilers, ranges, elevators and motors, plumbing and heating fixtures, carpeting and other floor coverings, water heaters, awnings and storm sashes, and cleaning apparatus which are or shall be attached to the Land or said buildings, structures or improvements.

          "Imputed Debt Service" means for any period (and calculated either for an Individual Property based on its Allocated Loan Amount or for the Individual Properties as a whole based on the Principal Indebtedness then outstanding) the aggregate amount of principal (exclusive of the 100% Excess Cash Flow payable pursuant to Section 2.5(c)) and interest payments at the Base Interest Rate (excluding for purposes of such calculations for the Individual Properties, as a whole, any Scheduled Defeasance Payments) that would be due and payable during the applicable period calculated using a debt constant of 10.947% per annum as calculated in Section 2.5(a).

          "Indebtedness" means the Principal Indebtedness, together with all accrued and unpaid interest (including, without limitation, Additional Interest and Accrued Interest) thereon and all other obligations and liabilities due or to become due to Lender pursuant hereto, under the Notes or in accordance with any of the other Loan Documents, and all other amounts, sums and expenses paid by or payable to Lender hereunder or pursuant to the Notes or any of the other Loan Documents.

          "Indemnified Parties" has the meaning specified in
Section 8.26.

          "Indemnity Agreement" means that certain Environmental
Guaranty and Indemnity Agreement, in the form attached hereto as
Exhibit I, dated as of the Closing Date, from Guarantor to Lender.

          "Independent" means, when used with respect to any Person, a Person who (i) does not have any direct financial interest or any material indirect financial interest in either Borrower or in any Affiliate of either Borrower, and (ii) is not connected with either Borrower or any Affiliate of either Borrower as an officer, employee, promoter, underwriter, trustee, partner, or person performing similar functions; provided, however, a director will not be deemed to be not Independent solely because such director is also a director of an Affiliate of either Borrower.

          "Individual Property" means the Land, the Improvements and the Equipment (to the extent same shall be deemed to be fixtures) encumbered by a Related Mortgage. All of the "Individual Properties" collectively comprise the Mortgaged Property. The Individual Properties are described on Exhibit H attached hereto.

          "Initial Capital Requirement" means $24,000, which is the sum of the amounts specified in the Engineering Reports as being necessary to complete the deferred maintenance items identified therein, as specified for each Individual Property on
Schedule 2 attached hereto.

          "Instruments" means, with respect to each Borrower, all instruments, chattel paper, documents or other writing obtained by such Borrower from or in connection with the operation of such Borrower's Individual Properties evidencing a right to the payment of Money, including, without limitation, all notes, drafts, acceptances, documents of title, and policies and certificates of insurance, including, but not limited to, liability, hazard, rental and credit insurance, guarantees and securities, now or hereafter received by such Borrower or in which such Borrower has or acquires an interest pertaining to the foregoing. In addition to the foregoing, "Instruments" shall include the meaning such term has in the New York Uniform Commercial Code.

          "Insurance Proceeds" has the meaning specified in
Section 2.12(h).

          "Insurance Requirements" means all material terms of any insurance policy required pursuant to this Agreement, Mortgage or a Second Mortgage and all material regulations and then current standards applicable to or affecting the applicable Individual Property or any part thereof or any use or condition thereof, which may, at any time, be recommended by the Board of Fire Underwriters, if any, having jurisdiction over such Individual Property, or such other body exercising similar functions.

          "Interest Accrual Period" means, with respect to a Payment Date, the period commencing on and including the 11th day of the month of the prior Payment Date (or, in the case of the first Payment Date, the Closing Date) and ending on and including the 10th day of the month of the current Payment Date; provided, however, that no Interest Accrual Period shall extend beyond the Maturity Date.

          "Interim Servicing Agreement" means an Interim
Servicing Agreement entered into by and between Lender and Servicer with respect to the servicing of the Loan, as the same may be amended from time to time.

          "Inventory" means, with respect to each Borrower, all goods now owned or hereafter acquired by such Borrower intended for sale or lease, or to be furnished under contracts of service by such Borrower in connection with such Borrower's Individual Properties, including, without limitation, all inventories of food, beverages and other comestibles held by such Borrower for sale or use at or from such Borrower's Individual Properties, and soap, paper supplies, medical supplies, drugs (excluding pharmaceuticals requiring a license to distribute or sell) and all other such goods, wares, merchandise and materials and supplies of every nature held by such Borrower for sale to or for consumption by guests or patients of such Borrower's Individual Properties and all such other goods returned to or repossessed by such Borrower. In addition to the foregoing, the term "Inventory" shall include the meaning such term has in the New York Uniform Commercial Code.

          "Knightsbridge Cash Collateral" means $26,325,000.

          "Knightsbridge Cash Collateral Agreement" means the Cash Collateral and Security Agreement, in the form attached hereto as Exhibit GG, dated as of the Closing Date, between FOH and Lender relating to the Knightsbridge Cash Collateral.

          "Knightsbridge Cash Collateral Sub-Account" means the
Sub-Account of the Cash Collateral Account established and maintained pursuant to Section 2.12 relating to the Knightsbridge
Cash Collateral.

          "Knightsbridge Facility" means FOH's Individual
Property located at 4590 Knightsbridge Boulevard, Columbus, Ohio.

          "Knightsbridge Lease" means that certain Amended and Restated Ground Lease dated as of November 1, 1988 between
Richard L. Zimmerman, as landlord, and FOH, as tenant covering the Knightsbridge Facility.

          "Knightsbridge Loan" means that certain loan in the original principal amount of $15,066,010.15 as evidenced by that certain First Amended and Restated Mortgage Note, dated April 1, 1992, made by FOH to Teachers Insurance and Annuity Association of America ("Teachers") and secured by, among other things, (i) that certain Open-End Mortgage Deed and Security Agreement, dated June 18, 1990, by Forum to Teachers, recorded on June 18, 1990 in the Recorder's Office of Franklin County, Ohio in Official Record 15358, page B-02, and (ii) that certain Assignment and Security Agreement, dated June 18, 1990, from Forum to Teachers, recorded on June 18, 1990 in the Recorder's Office of Franklin County, Ohio in Official Record 15358, page D-16, both as amended by that certain First Amendment to Open-End Mortgage Deed and Security Agreement and to Assignment and Security Agreement, dated as of April 1, 1992, by and between Forum and Teachers, recorded on April 10, 1992 in the Recorder's Office of Franklin County, Ohio in Official Record 19126, page G-02.

          "Land" has the meaning specified in the Mortgages and the Second Mortgages.

          "Leases" means, with respect to each Borrower, all leases and other agreements or arrangements with or assumed by such Borrower as landlord affecting the use or occupancy of all or any portion of such Borrower's Individual Property now in effect or hereafter entered into (including, without limitation, lettings, subleases, licenses, concessions, tenancies and other occupancy agreements with or assumed by such Borrower as landlord covering or encumbering all or any portion of such Borrower's Individual Property), together with any guarantees, supplements, amendments, modifications, extensions and renewals of the same, and all additional remainders, reversions and other rights and estates appurtenant thereto.

          "Legal Requirements" means all governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting either an applicable Individual Property or any part thereof or the construction, use, alteration or operation thereof, or any part thereof, enacted and in force as of the relevant date, and all Permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to either Borrower, at any time in force affecting such Individual Property or any part thereof, including, without limitation, any which may (i) require repairs, modifications or alterations in or to such Individual Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof.

          "Lender" has the meaning specified in the first paragraph of this Agreement.

          "Letters of Instructions" has the meaning specified in
Section 2.12(b).

          "Lien" means any mortgage, deed of trust, lien (statutory or other), pledge, hypothecation, assignment, preference, priority, security interest or any other encumbrance or charge on or affecting an Individual Property or any portion thereof or either Borrower, or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any other jurisdiction, domestic or foreign, and mechanic's, materialmen's and other similar liens and encumbrances.

          "Loan" has the meaning specified in the Recitals hereto.

          "Loan Amount" has the meaning specified in the Recitals hereto.

          "Loan Documents" means this Agreement, the Notes, the Mortgages, the Second Mortgages, the Assignments of Leases, the Second Assignments of Leases, the Assignment of Agreements, the Second Assignments of Agreements, the Indemnity Agreement, the Manager's Subordination and all other agreements, instruments, certificates and documents delivered by or on behalf of either Borrower or any Affiliate to evidence or secure the Loan or otherwise in satisfaction of the requirements of this Agreement, the Mortgages, the Second Mortgages or the other documents listed above.

          "Loss Proceeds" has the meaning specified in Section
2.12(h).

          "Losses" has the meaning specified in Section 8.26.

          "Management Agreement" means those certain Management
Agreements between Manager and FFC and FOH, respectively, pertaining to the management of, the Individual Properties.

          "Manager" means FGI, or any permitted successor or assignee, as manager of an Individual Property or all of the Individual Properties, as the case may be.

          "Manager's Subordination" means the Manager's Consent and Subordination of Management Agreement, in the form attached hereto as Exhibit E, dated as of the Closing Date, executed by Manager, the Borrower and Lender.

          "Material Adverse Effect" means a material adverse effect upon (i) the business or the financial position or results of operation of Borrower, (ii) the ability of either Borrower to perform, or of Lender to enforce, any of the Loan Documents or
(iii) the value of (x) the Collateral taken as a whole or (y) any Individual Property.

          "Maturity Date" means September 11, 2020 with respect to FFC's Note and September 11, 2018 with respect to FOH's Note, or such earlier date resulting from acceleration.

          "Maximum Amount" means the maximum rate of interest designated by applicable Legal Requirements.

          "Money" means, with respect to each Borrower, all of such Borrower's rights, now or hereafter acquired in all moneys, cash, rights to deposit or savings accounts, credit card receipts or other items of legal tender obtained from or for use in connection with the operation of such Borrower's Individual Properties.

          "Monthly Statement" has the meaning specified in
Section 2.12(g)(ii)(A).

          "Mortgage" means, with respect to an Individual
Property, a first priority Mortgage, Assignment of Rents, Security Agreement and Fixture Filing or Deed of Trust,
Assignment of Rents, Security Agreement and Fixture Filing, substantially in the form attached hereto as Exhibit J and

Exhibit K, respectively, dated as of the Closing Date, granted by the relevant Borrower to Lender (or, in the case of a Deed of Trust, to Deed of Trust Trustee for the benefit of Lender) with respect to such Individual Property as security for the Loan, as same may hereafter from time to time be supplemented, amended, modified or extended by one or more written agreements supplemental thereto, but shall exclude any such instrument released by Lender pursuant to Section 2.11, and "Mortgages" means all such instruments collectively.

          "Mortgaged Property" means all the Individual
Properties encumbered by the Mortgages or Second Mortgages then outstanding.

          "Multiemployer Plan" means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

          "NACC" means Nomura Asset Capital Corporation.

          "Net Cash Flow" means for any trailing 12 calendar month period (and calculated either for an Individual Property or for the Individual Properties as a whole) the excess, if any, of Operating Income for such period over Operating Expenses for such period.

          "Net Proceeds" means (i) either (x) the purchase price (at foreclosure or otherwise) actually received by Lender from a third party purchaser with respect to one or more Individual Properties as a result of the exercise by Lender of its rights, powers, privileges and other remedies after the occurrence of an Event of Default or (y) in the event that Lender is the purchaser at foreclosure of one or more of such Individual Properties, the fair market value of such Individual Properties, as determined by Lender in good faith, or at Borrower's request and expense, an appraiser, in either case less (ii) all reasonable costs and expenses, including, without limitation, all attorneys' fees and disbursements and any closing costs, brokerage fees, sheriff's or marshall's commissions or the like, if applicable, incurred by Lender in connection with the exercise of such remedies; provided, however, that such costs and expenses shall not be deducted to the extent such amounts previously have been added to the Indebtedness in accordance with the terms of the Mortgages and the Second Mortgages or applicable law.

          "Non-Prepayment Period" means the period commencing on the Closing Date through and including the first to occur of (i) the second anniversary of the Securitization Closing Date, or
(ii) the third anniversary of the Closing Date.

          "Notes" means and refers to the promissory notes, each in the form attached hereto as Exhibit L, dated the Closing Date, made by each Borrower to Lender pursuant to this Agreement, as such notes may be modified, amended, supplemented, extended or consolidated, and any note(s) issued in exchange therefor or in replacement thereof.

          "Officer's Certificate" means a certificate delivered to Lender by Borrower which is signed by an authorized officer of Borrower.

          "Operating Expenses" means, for any period, all expenditures by Borrower required to be expensed under GAAP during such period in connection with the ownership, operation, maintenance, repair or leasing of the Individual Properties (or of an Individual Property), including, without limitation:

          (i) expenses in connection with the cleaning, repair and maintenance of the Individual Properties (or of an Individual Property);

         (ii) wages, benefits, payroll taxes, uniforms, insurance costs and all other related expenses for employees of Borrower or any Affiliate engaged in the repair, operation and maintenance of the Individual Properties (or of an Individual Property) and service to patients;

        (iii) any management fees and expenses incurred with respect to the Individual Properties (or of an Individual
     Property);

         (iv) the cost of all electricity, oil, gas, water, steam, heat, ventilation, air conditioning and any other energy, utility or similar item and overtime services;

          (v)  the cost of cleaning supplies;

         (vi)  Impositions (other than income taxes);

        (vii) business interruption, liability, casualty and fidelity insurance premiums (which, in the case of any policies covering more than one Individual Property, shall be allocated among the Individual Properties pro rata in proportion to the insured value of the Individual Properties covered by such policies);

       (viii) legal, accounting and other professional fees and expenses incurred in connection with the ownership and operation of the Individual Properties (or of an Individual

     Property) including, without limitation, collection costs and expenses;

         (ix) costs and expenses of security and security systems provided to and/or installed and maintained with respect to the Individual Properties (or an Individual
     Property);

          (x) trash removal and exterminating costs and expenses;

         (xi)  advertising and marketing costs;

        (xii) costs of environmental audits and monitoring, environmental remediation work or any other expenses incurred with respect to compliance with Environmental Laws;
     and

       (xiii) all other ongoing expenses which in accordance with GAAP should be included in Borrower's annual financial statements as operating expenses of the Individual
     Properties (or of an Individual Property).

Notwithstanding the foregoing, Operating Expenses shall not include (w) any Capital Improvement Costs, (x) depreciation, amortization and other non-cash charges, (y) any extraordinary items or (z) Debt Service and other payments in connection with the Indebtedness. Operating Expenses shall be calculated on the accrual basis of accounting and in accordance with GAAP.

          "Operating Income" means, for any period, all regular ongoing income of Borrower during such period from the Permitted
Investments or the operation of the Individual Properties (or of an Individual Property), including, without limitation:

          (i) all amounts payable to Borrower by any Person as Rent relating to the Individual Properties (or an Individual
     Property);

         (ii)  business interruption proceeds; and

        (iii) all other amounts which in accordance with GAAP are included in Borrower's annual financial statements as operating income of the Individual Properties (or of an Individual Property).

Notwithstanding the foregoing, Operating Income shall not include
(v) any condemnation or insurance proceeds (other than business interruption proceeds or condemnation proceeds with respect to a temporary taking and, in either such case, only to the extent allocable to such period or other applicable reporting period),
(w) any proceeds resulting from the sale, exchange, transfer, financing or refinancing of all or any portion of one or more Individual Properties, (x) any Rent attributable to a Lease prior to the date on which the actual payment of Rent is required to be made thereunder, (y) any item of income otherwise includable in Operating Income but paid directly to a Person other than Borrower, or (z) security deposits received from tenants until forfeited. Operating Income shall be calculated on the accrual basis of accounting and in accordance with GAAP.

          "Optional Prepayment Date" means September 11, 2003.

          "Other Borrowings" means, with respect to a Borrower, without duplication (but not including the Indebtedness or any deferred fees payable in connection with the Transactions)
(i) all indebtedness of such Borrower for borrowed money or for the deferred purchase price of property or services, (ii) all indebtedness of such Borrower evidenced by a note, bond, debenture or similar instrument, (iii) the face amount of all letters of credit issued for the account of such Borrower and, without duplication, all unreimbursed amounts drawn thereunder,
(iv) all indebtedness of such Borrower secured by a Lien on any property owned by such Borrower whether or not such indebtedness has been assumed and (v) all Contingent Obligations of such Borrower.

          "Payment Date" means, for each month, the eleventh day of such month or if, in any such case, such day is not a Business
Day, the first Business Day following such day.  The first
Payment Date shall be September 11, 1995.

          "PBGC" means the Pension Benefit Guaranty Corporation established under ERISA, or any successor thereto.

          "Permits" means, with respect to an Individual Property, all licenses, permits, allocations, authorizations, approvals and certificates obtained by or in the name of, or assigned to, Borrower and used in connection with the ownership, operation, use or occupancy of such Individual Property, including, without limitation, building permits, business licenses, state health department licenses, food service licenses, licenses to conduct business, certificates of need and all such other permits, licenses and rights, obtained by or in the name of, or assigned to Borrower from any Governmental Authority or private Person concerning ownership, operation, use or occupancy of such Individual Property.

          "Permitted Encumbrances" means, with respect to an Individual Property, collectively, (i) the Lien created by the

Related Mortgage or the other Loan Documents of record, (ii) all Liens and other matters disclosed in the Title Insurance Policy concerning such Individual Property or any part thereof, (iii) Liens, if any, for Impositions imposed by any Governmental Authority not yet due or delinquent or being contested in good faith and by appropriate proceedings in accordance with Section 2.06(b) of the Mortgages or Second Mortgages, (iv) any mechanics' and materialmen's Liens deleted from the exceptions to, or affirmatively insured against collection with respect to, the Individual Property under the applicable Title Insurance Policy,
(v) without limiting the foregoing, any and all governmental, public utility and private restrictions, covenants, reservations, easements, licenses or other agreements of an inconsequential nature which may hereafter be granted by a Borrower and which do not affect (x) the marketability of title to such Borrower's Individual Property, (y) the fair market value thereof, or
(z) the use or operation thereof as of the Closing Date, (vi) deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance, made in the ordinary course of Borrower's business, (vii) rights of existing and future tenants and residents as tenants and residents, as the case may be, only pursuant to Leases and (viii) Liens permitted pursuant to Section 6.1(C).

          "Permitted Investments" means any one or more of the following obligations or securities acquired at a purchase price of not greater than par, including those issued by Lender, Servicer, Trustee or any of their respective Affiliates:

          (i) direct obligations of, or obligations fully guaranteed as to payment of principal and interest by,
     (x) the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America, or
     (y) FHLMC, FNMA, the Federal Farm Credit System or the Federal Home Loan Banks provided that each Rating Agency, with respect to clause (y), confirms in writing, that such purchase will not cause a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates then outstanding;

         (ii) repurchase agreements on obligations specified in clause (i) maturing not more than two months from the date of acquisition thereof, provided, however, that, the long-term unsecured obligations of the party agreeing to repurchase such obligations are rated by each Rating Agency in its highest rating category and the short-term debt obligations of the party agreeing to repurchase are rated at least Duff-1+, F-1+ and S&P-A-1;

        (iii) general obligations of or obligations guaranteed by any State of the United States or the District of Columbia receiving the highest long-term unsecured debt rating by the Rating Agencies, or such lower rating as will not result in a downgrade, qualification or withdrawal of the rating then assigned to the Certificates by any Rating Agency as evidenced in writing;

         (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof or the District of Columbia and rated by the Rating Agencies in their highest long-term unsecured rating categories; provided, however, that securities issued by any such corporation will not be Permitted Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Cash Collateral Account to exceed 20% of the aggregate principal amount of all Permitted Investments held in the Cash Collateral Account;

          (v) commercial or finance company paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) that is rated by the Rating Agencies in their highest short-term unsecured debt rating, and is issued by a corporation the outstanding senior long-term debt obligations of which are rated by the Rating Agencies in their highest rating available in their long-term unsecured debt ratings, or such lower rating as will not result in a downgrade, qualification or withdrawal of the rating then assigned to the Certificates by any Rating Agency as evidenced in writing;

         (vi) guaranteed reinvestment agreements acceptable to the Rating Agencies issued by any bank, insurance company or other corporation rated in the highest long-term unsecured rating levels by the Rating Agencies throughout the duration of such agreements, or such lower rating as will not result in a downgrade, qualification or withdrawal of the rating then assigned to the Certificates by any Rating Agency as evidenced in writing;

        (vii) units of taxable money market funds, which funds are regulated investment companies, seek to maintain a constant net asset value per share and invest solely in obligations backed by the full faith and credit of the United States, which funds have been designated in writing by the Rating Agencies as Permitted Investments with respect to this definition;

       (viii) any other demand, money market or time deposit, or any other obligation, security or investment which each Rating Agency confirms in writing will not result in a downgrade, withdrawal or qualification of the then current ratings assigned to the Certificates then outstanding; and

         (ix) prior to the Securitization Closing Date, any other demand, money market or time deposit, or any other obligation, security or investment, that may be acceptable to Lender and Borrower;

provided, however, that no instrument or security shall be a Permitted Investment if (x) such instrument or security evidences a right to receive only interest payments, (y) the right to receive principal and interest payments derived from the underlying investment provide a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment or (z) such investment does not mature by the day required pursuant to the terms of the Loan Documents (and, if not specified, by the Maturity Date).

          "Person" means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

          "Plan" means an employee benefit or other plan established or maintained by Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer
Plan.

          "Pooling and Servicing Agreement" means that certain
Pooling and Servicing Agreement to be entered into by and among Lender, as depositor, Servicer, as servicer, and Trustee, as trustee, on the Securitization Closing Date.

          "Premium Period" means the period commencing on the day after the expiration of the Non-Prepayment Period and continuing through and including the day preceding the Optional Prepayment
Date.

          "Prepayment Treasury Rate" means the yield, calculated by linear interpolation (rounded to three decimal places) of the yields of United States Treasury Constant Maturities with terms (one longer and one shorter) most nearly approximating that of noncallable United States Treasury obligations having maturities as close as possible to ten years from (i) a prepayment or (ii) the occurrence of a payment default which requires the payment of Default Interest pursuant to the terms of this Agreement, as applicable, as determined by Lender on the basis of Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Governmental Security/Treasury Constant Maturities, or other recognized source of financial market information selected by Lender for the week prior to the prepayment date.

          "Principal Indebtedness" means the Loan Amount, initially, as adjusted by each increase or decrease in the principal amount of the Loan outstanding, whether as a result of prepayment or otherwise.

          "Proceeds" means all of Borrower's rights, now or hereafter acquired, in all proceeds, Rents, profits, products, Accounts, chattel paper, deposit accounts, Instruments, Equipment, Inventory, consumer goods, farm products, documents, General Intangibles and other proceeds whether cash or non-cash, movable or immovable, tangible or intangible (including Insurance Proceeds and Condemnation Proceeds) from the Collateral, including, without limitation, those from the sale, exchange, transfer, collection, loss, damage, disposition, substitution or replacement of any of the Collateral and all income, gain, credit, distributions and similar items from or with respect to the Collateral. In addition to the foregoing, "Proceeds" shall also include the meaning as such term has in the New York Uniform Commercial Code.

          "Proceeds Deficiency" has the meaning specified in the definition of "Allocated Loan Amount".

          "Rating Agencies" means at least two of Fitch Investors Service, L.P., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. and Standard & Poor's Rating Group, or any successor thereto, and any other nationally recognized financial rating agency which may hereafter be engaged by Lender, or its designees, to rate the Certificates.

          "Recourse Distributions" has the meaning specified in
Section 8.14.

          "Reimbursement Contracts" means all third party reimbursement contracts with respect to the Individual Properties which are now or hereafter in effect with respect to patients qualifying for coverage under the same, including Medicare and Medicaid, and any successor program or other similar reimbursement programs and private insurance agreements.

          "Related Mortgage" means, with respect to a particular
Individual Property, the Mortgage and Second Mortgage encumbering such Individual Property.

          "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Substances through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

          "Release Price" has the meaning specified in Section
2.7(a).

          "Remedial Work" has the meaning specified in Section
5.1(D)(i).

          "REMIC" means "real estate mortgage investment conduit" for federal income tax purposes.

          "REMIC Trust" means the trust fund created pursuant to the Pooling and Servicing Agreement or that portion thereof for which a REMIC election is made under the Code.

          "Rents" means, with respect to each Individual Property, all rents (whether denoted as base rent, advance rent, minimum rent, percentage rent, additional rent or otherwise), issues, income, royalties, profits, revenues, proceeds, bonuses, deposits (whether denoted as security deposits or otherwise), termination fees, rejection damages, buy-out fees and any other fees made or to be made in lieu of rent to a Borrower, any award made hereafter to a Borrower in any court proceeding involving any tenant, lessee, licensee or concessionaire under any of the Leases in any bankruptcy, insolvency or reorganization proceedings in any state or federal court, and all other payments, rights and benefits of whatever nature from time to time due to a Borrower under the Leases, including, without limitation, (i) rights to payment earned under the Leases,
(ii) any payments or rights to payment with respect to conference facilities, dining or bar facilities, parking facilities or other facilities in any way contained within or associated with such Individual Property, and (iii) all other income, consideration, issues, accounts, profits or benefits of any nature arising from the possession, use and operation of such Individual Property.

          "Required Debt Service Payment" has the meaning specified in Section 2.12(f).

          "Revised Interest Rate" means the sum of (i) the greater of (A) the Base Interest Rate or (B) the Treasury Rate on the applicable Optional Prepayment Date plus (ii) 5%.

          "Scheduled Defeasance Payments" means:

               (a) with respect to a defeasance of the Loan in whole if defeasance is required pursuant to Section 2.6, payments on or prior to, but as close as possible to, (i) each scheduled Payment Date, after the Defeasance Date through and including the Optional Prepayment Date, upon which interest payments or interest and principal payments are required under this Agreement and in amounts equal to the scheduled payments due on such dates under this Agreement and (ii) the Optional Prepayment Date, of the then unpaid principal balance of the Loan and any accrued and unpaid interest thereon; or

               (b)  with respect to any defeasance of the Loan in
     part if defeasance is required pursuant to Section 2.6, payments on or prior to, but as close as possible to, (i) each scheduled Payment Date after the Defeasance Date and through and including the Optional Prepayment Date, of a proportionate share (based on the Principal Indebtedness immediately prior to the Defeasance Date represented by the amount of principal defeased) of the Base Monthly Debt Service Amounts and (ii) the Optional Prepayment Date, of the then unpaid portion of the amount of the principal so defeased and any accrued and unpaid interest thereon; or

               (c) with respect to any defeasance of a portion of the Loan pursuant to Section 2.7(a), payments on or prior to, but as close as possible to, (i) each scheduled Payment Date after the Defeasance Date and through and including the Optional Prepayment Date of a proportionate share (based on the percentage determined by dividing the Release Price by the Principal Indebtedness immediately prior to the Defeasance Date) of the Base Monthly Debt Service Amounts and (iii) the Optional Prepayment Date, of the then unpaid portion of the Release Price and any accrued and unpaid interest thereon.

          "Second Assignment of Agreements" means, with respect to an Individual Property, an Assignment of Management Agreement and Agreements Affecting Real Estate in the form attached hereto as Exhibit BB, dated as of the Closing Date, from the relevant Borrower, as assignor, to Lender, as assignee, assigning to

Lender (to the extent set forth in the Second Assignment of Agreements) such Borrower's interest in and to all contracts made between Borrower and third parties in connection with the management and operation of the Individual Property, including, without limitation, the Management Agreement, any agreements with design professionals, all agreements, allocations and rights with all utility services affecting the Individual Property and all development agreements and Permits, as the same may hereafter from time to time be supplemented, amended, modified or extended by one or more written agreements supplemental thereto, and "Second Assignments of Agreements" means all such instruments collectively.

          "Second Assignment of Leases" means, with respect to an Individual Property, an Assignment of Leases and Rents in the form attached hereto as Exhibit CC, dated as of the Closing Date, from the relevant Borrower, as assignor, to Lender, as assignee, assigning to Lender such Borrower's interest in and to Leases and Rents with respect to such Individual Property as collateral security for the Loan, as the same may hereafter from time to time be supplemented, amended, modified or extended by one or more written agreements supplemental thereto, and "Second Assignments of Leases" means all such instruments collectively.

          "Second Mortgage" means, with respect to an Individual Property, a Mortgage, Assignment of Rents, Security Agreement and Fixture Filing or Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, in the form attached hereto as Exhibit DD and Exhibit EE, respectively, dated as of the Closing Date, granted by the relevant Borrower to Lender (or in the case of a Deed of Trust to a Deed of Trust Trustee for the benefit of Lender) with respect to such Facility as security for the Loan, as the same may hereafter from time to time be supplemented, amended, modified or extended by one or more written agreements supplemental thereto, but shall exclude any such instrument released by Lender pursuant to Section 2.11 and "Second Mortgages" means all such instruments collectively.

          "Securitization" has the meaning specified in Section
2.15.

          "Securitization Closing Date" means the date on which the Pooling and Servicing Agreement is executed and delivered and the Securitization is effected.

          "Security Agreement" has the meaning specified in
Section 8.30.

          "Security Deposit Accounts" has the meaning specified in Section 2.12(a).

          "Servicer" means Pacific Mutual Life Insurance Company, a California corporation, any Person appointed as servicer under the Pooling and Servicing Agreement or such Person's successor as servicer.

          "Single-Purpose Entity" means a Person, other than an individual, which (i) is formed or organized solely for the purpose of holding, directly or indirectly, an ownership interest in the Mortgaged Property, (ii) does not engage in any business unrelated to the Mortgaged Property, (iii) does not have any assets other than those related to its interest in the Mortgaged Property or any indebtedness other than as permitted by this Agreement, the Mortgages or the other Loan Documents, (iv) has its own separate books and records and has its own accounts (other than the Collection Accounts and the Cash Collateral Account), in each case which are separate and apart from the books and records and accounts (except as set forth above) of any other Person, (v) if a corporation, has an Independent director (mutually acceptable to Borrower and Lender; the present Independent director being acceptable to Borrower and Lender),
(vi) does not commingle its assets with the assets of any other Person, (vii) does not guarantee the obligations of any other Person (other than as provided in the Loan Documents) and (viii) holds itself out as being a Person separate and apart from any other Person.

          "Sub-Account" has the meaning specified in Section
2.12(c).

          "Survey" means a certified title survey of an Individual Property prepared by a registered Independent surveyor satisfactory to Lender and the company issuing the Title
Insurance Policy for that Individual Property.

          "Taking" means a taking or voluntary conveyance during the term hereof of all or part of an Individual Property, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any condemnation or other eminent domain proceeding by any Governmental Authority affecting an Individual Property or any portion thereof whether or not the same shall have actually been commenced.

          "Tax Fair Market Value" means the fair market value of an Individual Property, and (x) shall not include the value of any personal property or other property that is not an "interest in real property" within the meaning of Treasury Regulation 1.860G-2 and 1.856-3(c), and (y) shall be reduced by the "adjusted issue price" (within the meaning of Code 1272(a)(4)) of any indebtedness, other than the Loan, secured by a Lien affecting the Individual Property, which Lien is prior to or on a parity with the Liens created under the Related Mortgage.

          "Title Insurance Policies" means the loan policies of title insurance issued by Stewart Title Guaranty Company with respect to each Individual Property and insuring the first priority lien in favor of Lender created by the Related Mortgage, subject only to the Permitted Encumbrances for that Individual Property and containing such endorsements and affirmative assurances as Lender shall reasonably require.

          "Transaction Costs" means all costs and expenses paid or payable by Borrower relating to the Transactions, including, without limitation, the fee payable to the Finder as described in
Section 8.21, appraisal fees, legal fees and accounting fees and the costs and expenses described in Section 8.24.

          "Transactions" means each of the transactions contemplated by the Loan Documents.

          "Transfer" means any transfer, sale, assignment or conveyance of an Individual Property.

          "Treasury Rate" means the yield, calculated by linear interpolation (rounded to three decimal places) of the yields of United States Treasury Constant Maturities with terms (one longer and one shorter) most nearly approximating that of noncallable United States Treasury obligations having maturities as close as possible to (i) the last day of the Premium Period in the case of the determination of a Yield Maintenance Premium or (ii) 10 years from the Optional Prepayment Date in the case of the determination of the Revised Interest Rate, as determined by Lender on the basis of Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Governmental Security/Treasury Constant Maturities, or other recognized source of financial market information selected by Lender for the week prior to the prepayment date or the Optional Prepayment Date, as applicable.

          "Treasury Regulations" means the United States
Department of Treasury regulations issued pursuant to the Code in temporary or final form.

          "Trustee" means any Person appointed as trustee under the Pooling and Servicing Agreement or its successor in interest.

          "UCC Searches" has the meaning specified in Section
3.1(F).

          "Use" means, with respect to any Hazardous Substance, the generation, manufacture, processing, distribution, handling, use, treatment, recycling or storage of such Hazardous Substance or transportation to or from the property of such Person of such Hazardous Substance.

          "Yield Maintenance Premium" means, with respect to any prepayment (but not with respect to a defeasance pursuant to Section 8.30) pursuant to Sections 2.6 or 2.7(a), the amount computed as follows:

          (i) If the Prepayment Treasury Rate at the time of prepayment is less than or equal to the Benchmark Rate, the Yield Maintenance Premium shall equal the sum of
          (i) the amount calculated by discounting monthly to net present value the product of (A) 8.3333% and (B) the Base Interest Rate less the sum of (x) Treasury Rate plus (y) 1.50% and (C) the amount prepaid, for the period from the month in which the prepayment date occurs through the end of the Premium Period using a discount rate equal to the sum of (x) the Treasury Rate plus (y) 1.50%, plus (ii) 2% of the amount being prepaid; provided, however, if any such prepayment occurs after the first 12 months of the Premium Period, the Yield Maintenance Premium shall equal clause (i) only.

          (ii) If (A) the prepayment occurs during the first three years of the Premium Period and (B) the Prepayment Treasury Rate at the time of prepayment is greater than the Benchmark Rate but less than the Benchmark Rate plus 1.50%, the Yield Maintenance Premium shall be computed as follows:

          Prepayment                   Yield
          Date                         Maintenance
          (Months after                Premium
          Non-Prepayment               (As % of
          Period)                      Prepayment)

          1-12                         11.5%
          13-18                         9.5%
          19-24                         9.0%
          25-30                         8.0%
          31-36                         7.0%

   (iii) Notwithstanding anything to the contrary, if a Securitization has not occurred on or prior to December
          15, 1995, the Yield Maintenance Premium shall be calculated as if a Securitization occurred on December
          15, 1995.

                           ARTICLE II

                         GENERAL TERMS

          Section 2.1. Amount of the Loan. On the Closing Date, subject to the terms and conditions of this Agreement, Lender shall lend to Borrower the Loan Amount. After any Principal Indebtedness is repaid, Lender shall have no obligation to re-advance the amount repaid.

          Section 2.2. Use of Proceeds. (a) Proceeds of the Loan shall be used for the following purposes: (i) to repay all existing indebtedness on the Mortgaged Property and all related costs and expenses of such repayment, (ii) to pay the Finder the Finder's fee, (iii) to pay to Lender the financing and Securitization fees and to pay or reimburse all other Transaction Costs, (iv) to fund the Capital Reserve Sub-Account in the amount of the Initial Capital Requirement and (v) to fund the Knightsbridge Cash Collateral Sub-Account. There is no restriction on the use of any proceeds in excess of the amounts described in clauses (i), (ii), (iii), (iv) and (v).

          (b) The Knightsbridge Cash Collateral shall be disbursed from the proceeds of the Loan directly into the Knightsbridge Cash Collateral Sub-Account and held therein in accordance with the terms and provisions of the Knightsbridge Cash Collateral Agreement. Any proceeds of the Loan in excess of the amounts described in Section 2.2(a) shall be paid to FFC.

          Section 2.3. Security for the Loan. The Notes and Borrower's obligations hereunder and under the other Loan Documents shall be secured by (a) the Mortgages and the Second Mortgages, (b) the Assignments of Leases and the Second Assignments of Leases, (c) the Assignments of Agreements and the Second Assignments of Agreements, (d) the Knightsbridge Cash Collateral Agreement and (e) the security interests and Liens granted in this Agreement and in the other Loan Documents.

          Section 2.4. Borrower's Notes. (a) Borrower's obligation to pay the principal of and interest on the Loan and the Yield Maintenance Premium, if any, shall be evidenced by the Notes, duly executed and delivered by FFC and FOH. The Notes shall be payable as to principal, interest and Yield Maintenance Premium, if any, as specified in this Agreement, with a final maturity on the Maturity Date. All outstanding Indebtedness shall be paid by Borrower on the Maturity Date.

          (b) Lender is hereby authorized, at its option, (i) to endorse on a schedule attached to each Note (or on a continuation of such schedule attached to each Note and made a part thereof) an appropriate notation evidencing the date and amount of each payment of principal, interest and Yield Maintenance Premium, if any, in respect thereof, and/or (ii) to record the Allocated Loan Amounts and such payments in its books and records. Such schedule and/or such books and records, as the case may be, shall, absent manifest error, constitute prima facie evidence of the accuracy of the information contained therein.

          Section 2.5. Principal and Interest. (a) Interest on the Loan and the Notes shall accrue at a rate per annum equal to
(i) the Base Interest Rate on the Principal Indebtedness commencing upon the Closing Date and continuing through and including the day prior to the Optional Prepayment Date and (ii) the Revised Interest Rate on the Principal Indebtedness and any Accrued Interest commencing upon the Optional Prepayment Date and continuing through the Maturity Date; provided, however, the Base Monthly Debt Service Amount shall not be reamortized as a result of the Revised Interest Rate. For each Interest Accrual Period, interest at the Base Interest Rate shall be computed on the actual number of days elapsed, based on a 360-day year (i.e., interest for each day during which any part of the Loan is outstanding shall be computed at said rate divided by 360) and the remaining amount of the monthly installment shall be applied to principal. Upon a prepayment pursuant to Section 2.6, 2.7 or 2.12(i), the amount of the Base Monthly Debt Service Amount shall be reduced proportionately (based on the percentage (expressed as a decimal) obtained by dividing the amount of principal prepaid by the Principal Indebtedness prior to such prepayment).

          (b)  Commencing with the Payment Date on
October 11, 1995, and on each and every Payment Date thereafter until and including the Optional Prepayment Date, the principal of and interest on the Notes shall be payable in monthly installments equal to the Base Monthly Debt Service Amount; provided, however, that additional payments of (i) $290,278.29 with respect to FFC's Note and (ii) $56,295.00 with respect to FOH's Note shall be due on the September 11, 1995 Payment Date constituting interest on the loan proceeds disbursed by Lender on the Closing Date.

          (c) Commencing on the first Payment Date after the Optional Prepayment Date, and on each and every Payment Date thereafter, the principal of and interest on the Notes shall be payable in monthly installments equal to the sum of (i) the Base Monthly Debt Service Amount plus (ii) 100% of the amount of Excess Cash Flow attributable to the Mortgaged Properties for the calendar month preceding the calendar month in which such Payment

Date occurs, such additional payment of Excess Cash Flow to be applied, first, to the Principal Indebtedness, second, to Additional Interest accrued from and including the last Payment Date, and third, to the Accrued Interest, if any. To the extent the monthly amount of Excess Cash Flow is insufficient to fully pay any such Additional Interest on any Payment Date, such Additional Interest shall be deferred and added to any Additional Interest previously deferred pursuant to this sentence and remaining unpaid (collectively, the "Accrued Interest"). Amounts payable from Excess Cash Flow pursuant to this Section 2.5(c) shall not be included in determinations of Required Debt Service Payments, nor shall failure to pay Additional Interest or Accrued Interest prior to the Maturity Date constitute an Event of Default or give rise to Default Interest or late payment premiums.

          (d) The entire outstanding principal balance of the Loan (including, without limitation, any unpaid Additional Interest and Accrued Interest), together with all accrued but unpaid interest thereon, shall be due and payable to Lender on the Maturity Date.

          (e) Any interest (other than Additional Interest or Accrued Interest) or principal installment not paid on the Payment Date therefor or any portion of such installment paid from funds from a Sub-Account other than the Debt Service Payment Sub-Account on the Payment Date therefor will bear interest at the Default Rate from the Payment Date until such amount is paid. Any payment required pursuant to Section 7.1(iii) to satisfy a deficiency in the Cash Collateral Account not paid to Lender when due will bear interest at the Default Rate from the date due until such amount is paid. Borrower shall be deemed to have made a monthly payment of principal and interest if the funds necessary to make such payment are available in the Debt Service Sub-Account.

          Section 2.6. Voluntary Prepayment or Defeasance. (a) The Loan may not be prepaid in whole or in part during the Non-Prepayment Period, except as provided in the Knightsbridge Cash Collateral Agreement. During the Premium Period, Borrower (or either one or both of FFC or FOH with respect to their respective Notes and Individual Properties) shall have the right to prepay the Loan in whole or in part pursuant to Section 2.6(b) or obtain the release of one or more of the Mortgaged Properties by defeasance as provided in Section 8.30. On or after the Optional Prepayment Date, the Borrower (or either one or both of FFC or FOH with respect to their respective Notes and Individual Properties) may voluntarily prepay the Loan in whole or in part without any Yield Maintenance Premium or any other premium or penalty.

          (b) Borrower (or either one or both of FFC or FOH with respect to their respective Notes and Individual Properties) may prepay the Loan in whole or in part during the Premium Period; provided, however, that (A) if at the time of the applicable prepayment (i) the Prepayment Treasury Rate is less than or equal to the Benchmark Rate or (ii) provided the prepayment occurs within the first three years of the Premium Period, the Prepayment Treasury Rate is greater than the Benchmark Rate but less than the Benchmark Rate plus 1.50%, any such prepayment shall include the applicable Yield Maintenance Premium and (B) if at the time of the proposed prepayment (i) the Prepayment Treasury Rate is equal or greater than the Benchmark Rate plus 1.50% or (ii) the Prepayment Treasury Rate is greater than the Benchmark Rate and the proposed prepayment occurs after the first three years of the Premium Period, Borrower, FFC and FOH cannot prepay the Loan and can only obtain the release of one or more of the Mortgaged Properties by defeasance as provided in Section 8.30.

          (c) In the event of any such voluntary prepayment, Borrower shall give Lender written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay, which notice shall be given at least ten Business Days prior to the date upon which prepayment is to be made and shall specify the date and the amount of such prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein (unless such notice is revoked by Borrower prior to the date specified therein in which event Borrower shall immediately reimburse Lender for any costs incurred in connection with the giving of such notice and its revocation).

          (d) Any voluntary prepayment of the Loan in whole or in part or any mandatory prepayment of a portion of the Loan pursuant to Section 2.7(a) (other than a defeasance pursuant to Section 8.30) is required to be made on a Payment Date.

          Section 2.7. Mandatory Prepayment or Defeasance. (a) Borrower may Transfer any Individual Property at any time after the commencement of the Premium Period (including during the Optional Prepayment Period); provided, however, that (i) Borrower shall have given Lender at least 10 Business Days' prior written notice of the Transfer, (ii) the Debt Service Coverage Ratio of the remaining Individual Properties (considered as a whole) would not be less than the greater of (A) 1.4OX or (B) the Debt Service Coverage Ratio of all Individual Properties (including the Individual Property to be transferred) (considered as a whole) calculated immediately prior to the Transfer, (iii) Lender shall have received an Officer's Certificate certifying that the Principal Indebtedness, after deducting the Release Price, will not, on the related prepayment date, exceed 125% of the sum of the Tax Fair Market Values of the remaining Individual Properties as of the Securitization Closing Date, (iv) no Default or Event of Default shall have occurred and be continuing, (v) Lender shall have received from Borrower financial statements, calculations and other backup information with respect to the matters referred to in clauses (ii) and (iii) above, all in form and substance reasonably satisfactory to Lender and accompanied by an Officer's Certificate stating that such statements, calculations and information are true, correct and complete in all material respects, and (vi) upon the date of the consummation of any such Transfer (which must be a Payment Date or the Defeasance Date if Section 8.30 is applicable), Borrower shall
(x) Pay to Lender an amount equal to the product of any accrued and unpaid interest at the Base Interest Rate and a fraction the numerator of which is the applicable Release Price and the denominator of which is the Principal Indebtedness immediately prior to the applicable prepayment date) and (y) prepay (including any applicable Yield Maintenance Premium on the Release Price) or, if Section 8.30 is applicable, defease a principal portion of the Loan in an amount equal to 125% of the Allocated Loan Amount for such Individual Property (the "Release Price") (unless such notice is revoked by Borrower prior to the date specified therein in which event Borrower shall immediately reimburse Lender for any reasonable costs incurred in connection with the giving of such notice and its revocation). On or after the Optional Prepayment Date, the conditions of this
Section 2.7(a) shall apply to a Transfer of any Individual Property, except that clause (vi) will be modified as follows:
"(vi) upon the date of the consummation of any such transfer (which must be a Payment Date), Borrower shall prepay a principal portion of the Loan in an amount equal to 125% of the Allocated Loan Amount for such Individual Property (the "Release Price") and pay an amount equal to the product of (x) the sum of any accrued and unpaid Additional Interest plus the Accrued Interest and (y) a percentage equal to the Release Price divided by the Principal Indebtedness."

          (b) If Borrower is required by Lender under the provisions of a Mortgage to prepay the Loan or any portion thereof in the event of damage, destruction or a Taking of an Individual Property, Servicer shall prepay a portion of the Loan by advancing the Loss Proceeds from the Cash Collateral Account and applying such Loss Proceeds to (i) principal up to the Allocated Loan Amount for such Individual Property and (ii) either (x) interest on such principal amount to the immediately succeeding Payment Date or (y) accrued interest on such principal amount, if such payment is made on a Payment Date. No Yield Maintenance Premium shall be applicable in the event of any prepayment pursuant to this Section 2.7(b).

          (c) Upon prepayment of the Loan in full, Borrower shall pay to Lender, in addition to the amounts specified in
Section 2.6 or this Section 2.7, as applicable, any other amounts then due and payable to Lender pursuant to the Loan Documents. All prepayments made pursuant to Section 2.6 or this Section 2.7 shall be applied in accordance with the provisions of Section 2.8.

          Section 2.8. Application of Payments. All proceeds (including any Net Proceeds) of any repayment, including prepayments and payments of Excess Cash Flow, of the Loan shall be applied to pay: first, any reasonable out-of-pocket costs and expenses of Lender (including the fees and charges of the Bank) arising as a result of such repayment; second, any accrued and unpaid interest at the Base Interest Rate then payable with respect to the Loan or the portion thereof being repaid; third, the Yield Maintenance Premium, if any, on the Loan or the portion thereof being repaid; fourth, the outstanding principal amount of the Loan or the portion thereof being repaid; fifth, currently accruing Additional Interest; sixth, Accrued Interest; and seventh, any other amounts due and owing under the Loan Documents. Any partial prepayment of principal made pursuant to Sections 2.5(c) from payments of Excess Cash Flow, shall be applied to principal payments thereafter required in the inverse order of their maturity and the Base Monthly Debt Service Payment shall not be changed.

          Section 2.9. Method and Place of Payment. (a) Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 12:00 noon, New York City time, on the date when due and shall be made in lawful money of the United States of America in federal or other immediately available funds to an account specified to Borrower by Lender in writing, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

          (b) All payments made by Borrower hereunder, or by Borrower under the other Loan Documents, shall be made irrespective of, and without any deduction for, any setoff or counterclaims.

          Section 2.10. Taxes. All payments made by Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any

Governmental Authority (other than taxes imposed on the income of Lender).

          Section 2.11. Release of Collateral. (a) Notwith-standing any other provision of this Agreement or any other Loan Document, upon a prepayment with respect to any Individual Property as described in Section 2.12(i) or Section 2.03(d) of the Mortgages or a defeasance or prepayment pursuant to Section 2.7(a), Lender shall, simultaneously with such payment, release the Lien of the Related Mortgages and the related Assignment of Leases, Second Assignment of Leases, Assignment of Agreements, Second Assignment of Agreements and UCC-1 financing statements and any other Liens in favor of Lender relating to such Individual Property and shall release to Borrower any portion of the Sub-Accounts relating to such Individual Property.

          (b) If Lender (i) receives Loss Proceeds with respect to any Individual Property (x) in the event of a Taking or casualty affecting 100% of such Individual Property or (y) in an amount equal to or exceeding the sum of the Allocated Loan Amount for such Individual Property and accrued and unpaid interest thereon and (ii) applies such Loss Proceeds to reduce the Indebtedness in accordance with Section 2.7(b), Lender shall simultaneously with such application release the Lien of the Related Mortgages and the related Assignment of Leases, Second Assignment of Leases, Assignment of Agreements, Second Assignment of Agreements and UCC-1 financing statements and any other Liens in favor of Lender relating to such Individual Property and shall release to Borrower any portion of the Sub-Accounts relating to such Individual Property.

          (c) Upon repayment of the Loan and all other amounts due hereunder and under the Loan Documents in full in accordance with the terms hereof and thereof or defeasance of the Loan in whole as described in Section 8.30, Lender shall, as promptly as possible after such payment, release its Liens with respect to all Collateral, provided, however, that Lender shall have no obligation to release any Lien with respect to Collateral prior to the end of the Non-Prepayment Period except as provided in
Section 2.11(b), Section 2.12(i) or Section 2.03(d) of the
Mortgages.

          Section 2.12. Central Cash Management. (a) Collection and Security Deposit Accounts. Borrower hereby acknowledges and agrees that all of the Rents (other than security deposits from tenants or occupants of the Individual Properties), Money and Proceeds received from Accounts derived from the Individual Properties shall be utilized first (i) to pay all amounts to become due and payable under the Notes by funding the Debt Service Payment Sub-Account to the extent required pursuant to

Section 2.12(g)(i)(A), (ii) to fund the Basic Carrying Costs Sub-Account to the extent required pursuant to Section 2.12(g)(i)(B),
(iii) to fund the Capital Reserve Sub-Account to the extent required pursuant to Section 2.12(g)(i)(C), and (iv) to pay all Operating Expenses. For each Individual Property, Borrower shall open and maintain at the specified Collection Account Bank a demand deposit account (a "Collection Account") and a second demand deposit account that is fully segregated and distinct from the Collection Account (a "Security Deposit Account"). Each Collection Account and each Security Deposit Account shall be assigned a separate and unique identification number by the Collection Account Banks and shall be opened and maintained in the name "FGI Financing I Corporation and Forum Ohio Healthcare, Inc. as Debtor and Pacific Mutual Life Insurance Company (as servicer) as Secured Party pursuant to the Loan Agreement dated as of September 1, 1995". All payments constituting Rent (other than security deposits from tenants) or made with respect to Accounts shall be payable to Manager. Manager shall collect all such Rents, Money and Proceeds received from Accounts and shall endorse all checks and deposit all such funds, within one Business Day after receipt thereof, directly into the Collection Account for the Individual Property. All security deposits shall be payable to Manager. Manager shall collect all security deposits with respect to an Individual Property and shall endorse all checks and deposit all such funds within one Business Day after receipt thereof, directly into the Security Deposit Account for the Individual Property. Borrower may designate a new financial institution to serve as a Collection Account Bank hereunder as provided in Section 2.13(1). Each Collection Account shall at all times be an Eligible Account. Borrower shall have no right of withdrawal from the Collection Accounts or the Security Deposit Accounts except that, prior to a Collection Account Bank's receipt of notice of the occurrence of an Event of Default from Servicer (given at the request of Lender), Borrower may withdraw funds from the applicable Security Deposit Account to refund or apply security deposits as required by the Leases or by applicable Legal Requirements, and, after delivery of such notice, Lender, on written request from Borrower with appropriate supporting materials, will direct the Collection Account Banks to release funds from the Security Deposit Accounts to refund security deposits as required by the Leases or by applicable Legal Requirements.

          (b) Cash Collateral Account. Pursuant to the Letters of Instructions delivered to the Collection Account Banks (the "Letters of Instruction"), Borrower has authorized and directed the Collection Account Banks to transfer on a daily basis all funds deposited in the Collection Accounts for the Individual Properties in excess of $10,000 to account no. 67-7392-70-6 at the 135 South LaSalle Street, Chicago, Illinois branch of the

Bank entitled "Pacific Mutual Life Insurance Company (as servicer) as Secured Party pursuant to a Loan Agreement dated as of September 1, 1995 among FGI Financing I Corporation, Forum Ohio Healthcare, Inc., Nomura Asset Capital Corporation" (the "Cash Collateral Account"). Lender may elect to change the financial institution at which the Cash Collateral Account shall be maintained; provided, however, that Lender shall give Borrower and each Collection Account Bank not fewer than 30 days' prior notice of each change and the financial institution to which the Cash Collateral Account may be transferred shall be subject to Borrower's reasonable approval. The Cash Collateral Account shall at all times be an Eligible Account. Borrower has established the Cash Collateral Account in the name of Servicer, and the Cash Collateral Account shall be under the sole dominion and control of Servicer. Borrower shall have no right of withdrawal in respect of the Cash Collateral Account.

          (c) Establishment of Sub-Accounts. The Cash Collateral Account shall contain the Debt Service Payment Sub-Account, the Basic Carrying Costs Sub-Account, the Capital Reserve Sub-Account and the Knightsbridge Cash Collateral Sub-Account, each of which accounts (individually, a "Sub-Account" collectively, the "Sub-Accounts") shall be either a separate Eligible Account to which certain funds shall be allocated and from which disbursements shall be made pursuant to the terms of this Agreement or a ledger entry under the Cash Collateral Account.

          (d) Permitted Investments. Upon the request of Borrower (which request may be made one time per month), Lender shall direct the Bank to invest and reinvest any balance in the Cash Collateral Account from time to time in Permitted Investments as instructed by Borrower; provided, however, that
(i) if Borrower fails to so instruct Lender, or upon the occurrence of an Event of Default, Lender may direct the Bank to invest and reinvest such balance in Permitted Investments as Lender shall determine in its sole discretion, (ii) the maturities of the Permitted Investments on deposit in the Cash Collateral Account shall, to the extent such dates are ascertainable, be selected and coordinated to become due not later than the day before any disbursements from the applicable Sub-Accounts must be made, (iii) all such Permitted Investments shall be held in the name and be under the sole dominion and control of Servicer, and (iv) no Permitted Investment shall be made unless Servicer shall retain a perfected first priority Lien in such Permitted Investment securing the Indebtedness and all filings and other actions necessary to ensure the validity, perfection, and priority of such Lien have been taken. It is the intention of the parties hereto that the entire amount deposited in the Cash Collateral Account (or as much thereof as Lender may reasonably arrange to invest) shall at all times be invested in Permitted Investments, and that the Cash Collateral Account shall be a so-called "zero balance" account. All funds in the Cash Collateral Account that are invested in a Permitted Investment are deemed to be held in the Cash Collateral Account for all purposes of this Agreement and the other Loan Documents. Neither Lender nor any of its agents, including Servicer, shall have any liability for any loss in investments of funds in the Cash Collateral Account that are invested in Permitted Investments (unless invested contrary to Borrower's request prior to an Event of Default) and no such loss shall affect Borrower's obligation to fund, or liability for funding, the Cash Collateral Account and each Sub-Account, as the case may be. Borrower agrees that Borrower shall include all such earnings on the Cash Collateral Account as income of Borrower for federal and applicable state tax purposes.

          (e) Interest on Accounts. All interest paid or other earnings on the Permitted Investments made hereunder shall be deposited into the Cash Collateral Account and shall be subject to allocation and distribution like any other monies deposited therein, except that any interest earned with respect to the Knightsbridge Cash Collateral Sub-Account shall remain in such Sub-Account until disbursed in accordance with the Knightsbridge Cash Collateral Agreement.

          (f) Payment of Debt Service, Basic Carrying Costs and Capital Improvement Costs. Not later than three Business Days before each Payment Date during the term of the Loan, Lender or Servicer shall deliver to Borrower a certificate in the form attached hereto as Exhibit N, setting forth (i) the Debt Service, excluding any Scheduled Defeasance Payments pursuant to Section 8.30, that will be payable to Lender on such Payment Date (the "Required Debt Service Payment") and (ii) whether sufficient funds exist in the Cash Collateral Account to fund the Debt Service Payment Sub-Account, the Basic Carrying Costs Sub-Account and the Capital Reserve Sub-Account in the required amounts. If any such certificate states that the funds then allocated to the Sub-Accounts are less than the amount of funds which are required to be on deposit therein on such Payment Date, Borrower shall be obligated to deposit funds (in addition to Rents, Money and Proceeds received from Accounts) into the Cash Collateral Account in the amount of such deficiency, and failure to make such deposit by 12:00 noon, New York City time, on such Payment date shall be an Event of Default hereunder.

          (i) Payment of Debt Service. At or before 12:00 noon, New York City time, on each Payment Date during the term of the Loan, Servicer shall transfer from the Debt Service Payment Sub-Account an amount equal to the Required Debt Service Payment for such Payment Date (x) if on or prior to the Securitization Closing Date, to the account of Servicer established under the Interim Servicing Agreement, or (y) if after the Securitization Closing Date, to the account of Servicer established under the Pooling and Servicing Agreement, or such other account designated by Servicer in accordance with the Pooling and Servicing Agreement. Borrower shall be deemed to have timely made the Required Debt Service Payment pursuant to Section 2.9 regardless of the time Servicer makes such transfer as long as sufficient funds are then on deposit in the Debt Service Payment Sub-Account.

         (ii) Payment of Basic Carrying Costs. At least five Business Days prior to the date that payment of any Basic Carrying Cost would become delinquent and not more frequently than once each month, Borrower shall notify Lender and Servicer in writing and request that Servicer pay such Basic Carrying Cost on behalf of Borrower on or prior to the delinquency date thereof. Together with each such request, Borrower shall furnish Lender and Servicer copies of bills and other documentation as may be reasonably required by Lender or Servicer to establish that such Basic Carrying Cost is then due. Servicer shall make such payments out of the Basic Carrying Cost Sub-Account before same shall become due or delinquent to the extent that there are funds available in the Basic Carrying Cost Sub-Account and Lender and Servicer have received appropriate documentation to establish the amount(s) due and the due date(s).

        (iii) Payment of Capital Improvement Costs. Not more frequently than once each month and provided that no Event of Default has occurred and is continuing, upon Borrower's written request Servicer shall transfer funds to Borrower then allocated to the Capital Reserve Sub-Account for payment of Capital Improvement Costs. Together with each such request, Borrower shall furnish Lender and Servicer with an Officer's Certificate detailing the work performed, certifying the completion thereof and certifying that the attached invoices relate to the work performed and have been paid or will be paid from the funds transferred pursuant to such request. In addition, Borrower shall submit such other documentation as may be reasonably required by Lender or Servicer to establish that such Capital Improvement Costs are then due, which may include lien releases.

          (iv) Use of Knightsbridge Cash Collateral.  The
     Knightsbridge Cash Collateral shall be disbursed by Servicer pursuant to the terms and provisions of the Knightsbridge
     Cash Collateral Agreement.

          (g) Monthly Funding of Sub-Accounts. (i) During each month in the term of the Loan (each, the "Current Month") commencing with September 1995 and continuing through the day prior to the Optional Prepayment Date, all funds then in the Collection Accounts in excess of $10,000 shall be transferred to the Cash Collateral Account pursuant to the Letters of Instructions referred to in Section 2.12(b), and Servicer shall allocate all funds then on deposit in the Cash Collateral Account among the Sub-Accounts as follows and in the following priority:

          (A) first, to the Basic Carrying Costs Sub-Account, until the amount required to pay the rent under the Knightsbridge Lease for the next succeeding Current Month is being held in the Basic Carrying Costs Sub-Account;

          (B) second, to the Debt Service Payment Sub-Account, until an amount equal to the Required Debt Service Payment for the Payment Date occurring in the month following the Current Month has been allocated to the Debt Service Payment Sub-Account;

          (C) third, to the Basic Carrying Costs Sub-Account, until an amount equal to the balance of the Basic Carrying Costs Monthly Installment for the Current Month has been allocated to the Basic Carrying Costs Sub-Account and amounts required to pay the Basic Carrying Costs due in the next succeeding Current Month are being held in the Basic Carrying Costs Sub-Account; and

          (D) fourth, to the Capital Reserve Sub-Account, until an amount equal to the Capital Reserve Monthly Installment for the Current Month has been allocated to the Capital
     Reserve Sub-Account.

Prior to the Optional Prepayment Date, and provided that (1) no Event of Default has occurred and is continuing and (2) Lender has received all financial information described in Section 5.1(Q) for the most recent periods for which the same are due,
(x) Lender or, upon the request of Lender, Servicer on Lender's behalf shall notify Borrower as soon as reasonably practicable after the minimum amounts set forth in clauses (A), (B), (C) and
(D) above have been deposited in the Cash Collateral Account and allocated as aforesaid and that Servicer will disburse any funds received in the Collection Accounts for the balance of such Current Month to Borrower and (y) Lender agrees that in each

Current Month any amounts deposited into or remaining in the Cash Collateral Account after the minimum amounts set forth in clauses
(A), (B), (C) and (D) above have been allocated with respect to the Current Month and any periods prior thereto shall be disbursed by wire transfer (at Borrower's expense) (I) as soon as practicable thereafter to the following account: Fifth Third Bank of Central Indiana, Account No.: 747-60301, ABA No.: 074908594, Account Name: FGI Financing I Corporation, or such other account that Borrower may request and (II) therafter to such account during such Current Month not less frequently than once per week. Borrower shall use any funds distributed to Borrower (or to Manager) pursuant to the foregoing to first pay all Operating Expenses, and then for any purpose, including, without limitation, dividends or other distributions. If an Event of Default has occurred and so long as it is continuing, if so elected by Lender, Servicer or Trustee, any amounts deposited into or remaining in the Cash Collateral Account after Servicer has allocated minimum amounts as hereinabove provided shall be for the account of Lender and may be withdrawn by Lender to be applied to amortize the principal amount of the Loan in the inverse order of its maturity.

          (ii) From and after the Optional Prepayment Date, in each Current Month, all funds in the Collection Accounts in excess of $10,000 shall be transferred to the Cash Collateral Account and applied by Servicer as follows (A) to the allocation to the Sub-Accounts of the minimum amounts set forth in clauses
(A), (B), (C) and (D) of paragraph (i), and (B) provided that (1) no Event of Default has occurred and is continuing and (2) Lender has received all financial information described in
Section 5.1(Q) for the most recent periods for which the same is due, amounts required to pay Operating Expenses and Capital Improvement Costs (other than Capital Improvement Costs to be paid from funds in the Capital Reserve Sub-Account) in the Current Month (as set forth for such month in the Approved Annual Budget or as otherwise requested by Borrower and approved by Lender in its sole discretion) shall be disbursed once a week to an account specified by Borrower and used by Borrower to pay such Operating Expenses and Capital Improvement Costs. All other amounts transferred to the Cash Collateral Account in such Current Month shall constitute "Excess Cash Flow" for such month and shall be applied to the payment of principal and interest as provided in Section 2.5(c) on the Payment Date in the next Current Month.

          (h) Loss Proceeds. In the event of a casualty or Taking with respect to an Individual Property, unless pursuant to the Related Mortgages the proceeds, net of Borrower's reasonable collection costs approved by Lender, received under any insurance policy required to be maintained by Borrower ("Insurance

Proceeds") or the proceeds, net of Borrower's reasonable collection costs approved by Lender, in respect of any Taking ("Condemnation Proceeds"), as the case may be, are to be made available to Borrower for restoration, Lender and Borrower shall cause all such Insurance Proceeds or Condemnation Proceeds (collectively, "Loss Proceeds") to be paid directly to the Cash Collateral Account whereupon Lender or Servicer, as the case may be, shall apply same to reduce the Indebtedness in accordance with Section 2.7(b). If Lender agrees or is required pursuant to the provisions hereof or of the Related Mortgages to make Loss Proceeds available for restoration, (i) all Insurance Proceeds received in respect of business interruption coverage and (ii) any Condemnation Proceeds received in connection with a temporary Taking shall be maintained in the Cash Collateral Account, to be applied by Lender in the same manner as Rent received from Manager with respect to the operation of such Individual Property; provided, further, that in the event that the Insurance Proceeds of any such business interruption insurance policy or Condemnation Proceeds of such temporary Taking are paid in a lump sum in advance, Lender shall hold such Insurance Proceeds or Condemnation Proceeds in a segregated interest-bearing escrow account at the Bank, shall estimate, in Lender's reasonable discretion, the number of months required for Borrower to restore the damage caused by the casualty to such Individual Property or that such Individual Property will be affected by such temporary Taking, as the case may be, shall divide the aggregate business interruption Insurance Proceeds or Condemnation Proceeds in connection with such temporary Taking by such number of months, and shall disburse from such escrow account into the Cash Collateral Account each month during the performance of such restoration or pendency of such temporary Taking such monthly installment of said Insurance Proceeds or Condemnation Proceeds. In the event that Insurance Proceeds or Condemnation Proceeds are to be applied toward restoration, Lender shall hold such funds in a segregated interest-bearing escrow account at the Bank and shall disburse same in accordance with the provisions of the Related Mortgages. If any Loss Proceeds are received by Borrower, such Loss Proceeds shall be received in trust for Lender, shall be segregated from other funds of Borrower, and shall be forthwith paid to the Cash Collateral Account or paid to Lender to hold in a segregated interest-bearing escrow account, in each case to be applied or disbursed in accordance with the foregoing, except as provided to the contrary in Sections 2.05(e) and 2.12(c) of the Related Mortgages. Any Loss Proceeds made available to Borrower for restoration in accordance herewith, to the extent not used by Borrower in connection with, or to the extent they exceed the cost of such restoration, shall be released to Borrower; provided, however, from and including the Optional Prepayment Date, such excess proceeds shall be applied by Servicer in accordance with Section 2.8.

          (i) Payment of Basic Carrying Costs. Except to the extent that Lender is obligated to pay Basic Carrying Costs from the Basic Carrying Costs Sub-Account pursuant to the terms of
Section 2.12(f), Borrower shall pay all Basic Carrying Costs with respect to Borrower and each Individual Property in accordance with the provisions of the Related Mortgage, subject, however, to Borrower's rights to contest payment of same in accordance with the Related Mortgage. Borrower's obligation to pay (or cause Lender to pay) Basic Carrying Costs pursuant to this Agreement shall include, to the extent permitted by applicable law, Impositions resulting from future changes in law which impose upon Lender or any Deed of Trust Trustee an obligation to pay any property taxes or other Impositions or which otherwise adversely affect Lender's or the Deed of Trust Trustee's interests. (In the event such a change in law prohibits Borrower from assuming liability for payment of any such Imposition, the Allocated Loan Amount and accrued and unpaid interest thereon with respect to the affected Individual Property shall, at the option of Lender, become due and payable, without payment of the Yield Maintenance Premium, on the date that is 120 days after such change in law and failure to pay such amounts on the date due shall be an Event of Default.) All funds deposited in the Cash Collateral Account relating to the Basic Carrying Costs shall be held by Lender pursuant to the provisions of this Agreement and shall be applied in payment of the foregoing charges when and as payable, provided that no Event of Default shall have occurred and be continuing. Should an Event of Default occur, the proceeds on deposit in the Basic Carrying Costs Sub-Account may be applied by Lender in payment of any Basic Carrying Costs for all or any portion of the Mortgaged Property as Lender in its sole discretion may determine; provided, however, that after the Securitization Closing Date Lender shall not apply the proceeds of the Basic Carrying Costs Sub-Account as aforesaid unless Lender receives notice from Servicer or becomes aware that Servicer shall not be advancing such shortfall pursuant to the terms of the Pooling and Servicing Agreement; and provided, further, that no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender as herein provided.

          (j) The Bank's Reliance. The Bank may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. The Bank may rely on notice from Lender as to the occurrence of an Event of Default.

          Section 2.13.  Security Agreement.  (a) Pledge of
Accounts. To secure the full and punctual payment and performance of all of the Indebtedness, Borrower hereby sells, assigns, conveys, pledges and transfers to Servicer on behalf of

Lender (and after the Securitization Closing Date to Lender or its assigns on behalf of the Certificateholders), and grants to Servicer on behalf of Lender (and after the Securitization Closing Date to Lender or its assigns on behalf of the Certificateholders) a first and continuing security interest in and to, the following property, whether now owned or existing or hereafter acquired or arising and regardless of where located (collectively, the "Account Collateral"):

          (i) all of Borrower's right, title and interest in the Collection Accounts and all Money, if any, from time to time deposited or held in each Collection Account;

         (ii) all of Borrower's right, title and interest in the Security Deposit Accounts and all Money, if any, from time to time deposited or held in each Security Deposit Account;

        (iii) all of Borrower's right, title and interest in the Cash Collateral Account and all Money and Permitted Investments, if any, from time to time deposited or held in the Cash
Collateral Account;

         (iv) all interest, dividends, Money, Instruments and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any of the foregoing; and

          (v)  to the extent not covered by clauses (i), (ii),
(iii) or (iv) above, all proceeds (as defined under the Uniform
Commercial Code of the applicable jurisdiction) of any or all of the foregoing.

          (b) Representations and Covenants. Borrower represents and covenants that (i) all Rents, Money and Proceeds received from Accounts in excess of $10,000 (other than tenant security deposits and other than funds received by Borrower or Manager from the Cash Collateral Account) shall be deposited into the Collection Accounts; (ii) other than the Collection Accounts and the Security Deposit Accounts there are no other accounts currently maintained by Borrower or any Manager for the collection of Rents, Money or Proceeds received from Accounts;
(iii) as long as any portion of the Indebtedness is outstanding, Borrower shall not open (nor permit Manager to open) any other account for the collection of Rents, Money or Proceeds received from Accounts, other than such replacement Collection Accounts as may be established pursuant to Section 2.13(l); (iv) all security deposits posted by tenants shall be deposited in the Security Deposit Accounts; (v) there are no other accounts currently maintained by Borrower or any Manager for the collection and management of such security deposits; and (vi) as long as any portion of the Indebtedness is outstanding, Borrower shall not open (nor permit Manager to open) any other account for the collection and management of such security deposits, other than such replacement Security Deposit Accounts as may be established pursuant to Section 2.13(l). The Collection Accounts and the Security Deposit Accounts shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other banking authority or Governmental Authority, as may now or hereafter be in effect, and to the rules, regulations and procedures of the Collection Account Bank relating to demand deposit accounts from time to time in effect.

          (c) Instructions and Agreements. Borrower has submitted to each Collection Account Bank a Letter of Instructions, and each Collection Account Bank has executed and returned the acknowledgement of instructions and notice that is a part of its Letter of Instructions. Borrower, Servicer, Lender and the Bank have also executed and delivered that certain Cash Collateral Account Agreement dated as of the date hereof (the "CC Account Agreement"), the form of which is attached hereto as Exhibit O. Borrower agrees that prior to the payment in full of the Indebtedness, the CC Account Agreement shall be irrevocable by Borrower without the prior written consent of Lender. The Cash Collateral Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other banking authority or Governmental Authority, as may now or hereafter be in effect and the rules, regulations and procedures of the Bank relating to demand deposit accounts from time to time in effect. All statements relating to the Cash Collateral Account shall be issued by the Bank as provided in the CC Account Agreement.

          (d)  Financing Statements; Further Assurances.
Borrower has executed and delivered to Lender for filing a financing statement or statements in connection with the Account Collateral in the form required to properly perfect Servicer's security interest in the Account Collateral to the extent that it may be perfected by such a filing. Borrower agrees that at any time and from time to time, at the expense of Borrower, Borrower shall promptly execute and deliver all further instruments, and take all further action, that Lender may reasonably request, in order to perfect and protect the pledge and security interest granted or purported to be granted hereby, or to enable Servicer to exercise and enforce Servicer's rights and remedies hereunder with respect to, any Account Collateral.

          (e) Transfers and Other Liens. Borrower agrees that it will not sell or otherwise dispose of any of the Account Collateral other than pursuant to the terms hereof, or create or permit to exist any Lien upon or with respect to all or any of the Account Collateral, except for the Lien granted to Servicer under this Agreement.

          (f) Servicer's Right to Perform. If Borrower fails to perform any covenant or obligation contained in this Agreement and such failure shall continue for a period of five Business Days after Borrower's receipt of written notice thereof from Servicer, Servicer may, but shall have no obligation to, itself perform, or cause performance of, such covenant or obligation, and the reasonable expenses of Servicer incurred in connection therewith shall be payable by Borrower to Servicer upon demand. Notwithstanding the foregoing, Servicer shall have no obligation to send notice to Borrower of any such failure unless directed to do so by Lender.

          (g) Servicer's Reasonable Care. Beyond the exercise of reasonable care in the custody thereof, Servicer shall not have any duty as to any Account Collateral or any income thereon in its possession or control or in the possession or control of any agents for, or of Servicer, or the preservation of rights against any Person or otherwise with respect thereto. Servicer shall be deemed to have exercised reasonable care in the custody of the Account Collateral in its possession if the Account Collateral is accorded treatment substantially equal to that which Servicer accords its own property, it being understood that Servicer shall not be liable or responsible for (i) any loss or damage to any of the Account Collateral, or for any diminution in value thereof from a loss of, or delay in Servicer's acknowledging receipt of, any wire transfer from the Collection Account Banks or (ii) any loss, damage or diminution in value by reason of the act or omission of Servicer or Lender, or Servicer's or Lender's agents, employees or bailees, except to the extent that such loss or damage or diminution in value results from Servicer's gross negligence or willful misconduct or the gross negligence or willful misconduct of any such agent, employee or bailee of Servicer.

          (h) Remedies. The rights and remedies provided in this Section 2.13 are cumulative and may be exercised independently or concurrently, and are not exclusive of any other right or remedy provided at law or in equity. No failure to exercise or delay by Servicer or Lender in exercising any right or remedy hereunder or under the Loan Documents or the Manager's Subordination shall impair or prohibit the exercise of any such rights or remedies in the future or be deemed to constitute a waiver or limitation of any such right or remedy or acquiescence therein.

          (i) No Waiver. Every right and remedy granted to Servicer under this Agreement or by law may be exercised by Servicer at any time and from time to time, and as often as Servicer may deem it expedient. Any and all of Servicer's rights with respect to the pledge and security interest granted hereunder shall continue unimpaired, and Borrower shall be and remain obligated in accordance with the terms hereof, notwithstanding (i) any proceeding of Borrower under the United States Bankruptcy Code or any bankruptcy, insolvency or reorganization laws or statutes of any state, (ii) the release or substitution of Account Collateral at any time, or of any rights or interests therein or (iii) any delay, extension of time, renewal, compromise or other indulgence granted by Servicer in the event of any Default with respect to the Account Collateral or otherwise hereunder. No delay or extension of time by Servicer in exercising any power of sale, option or other right or remedy hereunder, and no notice or demand which may be given to or made upon Borrower by Servicer, shall constitute a waiver thereof, or limit, impair or prejudice Servicer's right, without notice or demand, to take any action against Borrower or to exercise any other power of sale, option or any other right or remedy.

          (j) Servicer Appointed Attorney-In-Fact. Borrower hereby irrevocably constitutes and appoints Servicer as Borrower's true and lawful attorney-in-fact, with full power of substitution, at any time after the occurrence and during the continuation of an Event of Default, to execute, acknowledge and deliver any instruments and to exercise and enforce every right, power, remedy, option and privilege of Borrower with respect to the Account Collateral, and do in the name, place and stead of Borrower, all such acts, things and deeds for and on behalf of and in the name of Borrower with respect to the Account Collateral, which Borrower could or might do or which Lender may deem necessary or desirable to more fully vest in Servicer the rights and remedies provided for herein with respect to the Account Collateral and to accomplish the purposes of this Agreement. The foregoing powers of attorney are irrevocable and coupled with an interest.

          (k)  Continuing Security Interest; Termination.  This
Section 2.13 shall create a continuing pledge of and security interest in the Account Collateral and shall remain in full force and effect until payment or defeasance in full of the Indebtedness. Upon payment or defeasance in full of the Indebtedness, Borrower shall be entitled to the return, upon its request and at its expense, of such of the Account Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof, and Servicer shall execute such instruments and documents as may be reasonably requested by Borrower to evidence such termination and the release of the pledge and lien hereof, provided, however, that Borrower shall pay on demand all of Servicer's expenses in connection therewith.

          (l) Replacement of a Collection Account Bank. As long as no Event of Default shall have occurred and be continuing, Borrower shall have the right at any time to designate a successor Collection Account Bank to hold one or more of the Collection Accounts or the Security Deposit Accounts upon 30 days' prior written notice to Servicer, and Servicer's approval of the successor, which approval shall not be unreasonably withheld or delayed. In the event that the rating of long-term unsecured debt obligations of any Collection Account Bank issued by a Rating Agency is withdrawn or reduced to a rating of BBB or lower, Borrower shall be obligated to promptly select a new Collection Account Bank and, upon approval of such selection by Servicer, to establish and maintain all the Collection Accounts and the Security Deposit Accounts previously held at such Collection Account Bank at said successor. Any successor selected hereunder shall be a financial institution within reasonable proximity of the Individual Property related to such Collection Account and such Security Deposit Account and capable of offering Eligible Accounts. No such designation shall become effective until Borrower has (i) delivered to the successor Collection Account Bank a written letter of instructions substantially equivalent to the Letter of Instructions and (ii) delivered to Servicer evidence satisfactory to Servicer that such instructions have been delivered to the successor Collection Account Bank and acknowledged by such successor's execution of an acknowledgement of instructions and notice substantially in the form included in the Letter of Instructions and such financing statements as may be necessary or appropriate have been prepared, executed and delivered to a filing agency.

          (m) Servicer's Reliance. Servicer may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. Servicer may rely on notice from Lender or Servicer as to the occurrence of an Event of Default.

          Section 2.14. Supplemental Mortgage Affidavits. The Lien created by each Mortgage is intended to encumber the Individual Property described therein to the full extent of all the relevant Borrower's obligations under such Borrower's Note. The Lien created by each Second Mortgage is intended to encumber the Individual Property described therein to the full extent of the excess of the Indebtedness over the amount secured by relevant Mortgage. As of the Closing Date, Borrower has paid all state, county and municipal recording and all other taxes imposed upon the execution and recordation of the Mortgages and the Second Mortgages in the applicable states. If at any time Lender determines, based on applicable law, that Lender is not being afforded the maximum amount of security available from any Individual Property as a direct, or indirect, result of applicable taxes not having been paid with respect to the Related Mortgage, Borrower agrees that Borrower will execute, acknowledge and deliver to Lender, immediately upon Lender's request, supplemental affidavits increasing the amount of Indebtedness for which all applicable taxes have been paid to an amount determined by Lender to be equal to the lesser of (a) the greater of the fair market value of such Individual Property (i) as of the Closing Date and (ii) as of the date such supplemental affidavits are to be delivered to Lender, and (b) the amount of the Indebtedness, and Borrower shall, on demand, pay any such additional taxes.

          Section 2.15. Securitization. Borrower hereby acknowledges that Lender, any of its Affiliates, its successors or assigns, may securitize the Loan through the issuance of the Certificates, which will be rated by the Rating Agencies (the "Securitization"). Borrower agrees that it will cooperate fully with Lender and the Rating Agencies in connection with the Securitization including, but not limited to, by (a) amending this Agreement and the other Loan Documents, and executing such additional documents, as requested by the Rating Agencies, provided that any such amendment (or additional documentation) does not materially adversely affect the rights, or materially increase the obligations, of Borrower under the Loan Documents;
(b) reviewing the portion of the offering documents describing the Loan, Borrower, the Individual Properties, Manager, including, without limitation, the sections entitled "Special Considerations", "Description of the Mortgage Loan" and "The Underlying Mortgaged Properties", "The Manager", "The Borrower" and "Certain Legal Aspects of the Mortgage Loan" (and any other sections reasonably requested), (c) providing such information as may be requested in connection with the preparation of a private placement memorandum or a registration statement required to privately place or publicly distribute the Certificates in a manner which does not conflict with federal or state securities laws by (i) providing such information as may be requested in connection therewith and (ii) acting reasonably and promptly in connection with its review and approval of the relevant portions of the offering documents; (d) causing to be rendered an opinion letter in substantially the form attached hereto as Exhibit P (subject to changes in law or fact after the date hereof and further subject to changes reasonably requested by the Rating Agencies (to the extent such changes are consistent with applicable law or facts)) and an opinion letter from each real estate counsel to Borrower in substantially the form attached hereto as Exhibit U (subject to changes in law or fact after the date hereof); and (e) re-making the representations and warranties contained in the Loan Documents as of the Securitization Closing Date, modified to reflect any changes in knowledge, fact or law. Borrower agrees to pay its pro rata share (based on the percentage of the aggregate loan amount included in the Securitization represented by the principal amount of this Loan) of the reasonable third party fees and expenses in connection with the Securitization, including, but not limited to, legal fees and disbursements, third-party due diligence expenses, Rating Agency fees and expenses, the costs of providing appraisals, environmental reports and engineering reports as required by the Rating Agencies, and any servicing, Trustee or special servicing fees and expenses, provided, however, that the expenses to be reimbursed by Borrower shall not exceed 0.875% of the portion of the Loan Amount included in such Securitization. In connection with the Securitization, Lender intends to use the Engineering Reports and the Environmental Reports, updated as necessary due to the age of such Reports, to the extent permitted by the Rating Agencies. On or prior to the Securitization Closing Date, Borrower shall execute and deliver to Lender an instrument substantially in the form attached hereto as Exhibit GG (subject, however, to such reasonable changes as Lender or the Rating Agencies shall request).


                          ARTICLE III

                      CONDITIONS PRECEDENT

          Section 3.1. Conditions Precedent to Effectiveness and Disbursement of the Loan. This Agreement shall become effective, and the Loan shall be made, on the date that all of the following conditions shall have been satisfied (or waived in accordance with Section 8.4) (the "Closing Date"):

          (A)  Loan Documents.

               (i) Loan Agreement. Borrower shall have executed and delivered this Agreement to Lender.

              (ii) Notes. FFC and FOH each shall have executed and delivered to Lender the Notes.

             (iii) Mortgages. FFC shall have executed and delivered the Mortgages and Second Mortgages with respect to its Individual Properties to Lender, and the Mortgages and Second Mortgages shall have been filed of record in the appropriate filing offices in each of the jurisdictions in which the Individual Properties are located or irrevocably delivered to a title agent for such recordation.

              (iv) Assignments of Agreements. FFC shall have executed and delivered the Assignments of Agreements and Second Assignments of Agreements with respect to its Individual Properties to Lender, and the Assignments of Agreements and Second Assignments of Agreements shall have been irrevocably delivered to a title agent for recordation.

              (v)  Assignments of Leases.  FFC shall have
     executed and delivered the Assignments of Leases and Second Assignments of Leases with respect to its Individual Properties to Lender and the Assignments of Leases and Second Assignments of Leases shall have been filed of record in the appropriate filing offices in each of the jurisdictions in which the Individual Properties are located or irrevocably delivered to a title agent for such recordation.

             (vi) CC Account Agreement. Borrower and Bank shall have executed the CC Account Agreement and delivered to Lender a copy thereof.

            (vii)  Letters of Instructions.  FFC or FOH and a
     Collection Account Bank shall have executed a Letter of Instructions and delivered to Lender a copy thereof.

            (viii) Financing Statements. FFC and FOH shall have executed and delivered all financing statements specified on Exhibit R attached hereto to Lender and such financing statements shall have been filed of record in the appropriate filing offices in each of the jurisdictions in which the Individual Properties are located and all other appropriate jurisdictions or irrevocably delivered to a title agent for such recordation.

             (ix) Indemnity Agreement. FGI shall have executed and delivered to Lender the Indemnity Agreement.

              (x) Manager's Subordination. Manager, FOH and FFC shall have executed and delivered to Lender the Manager's
     Subordination.

              (xi) Knightsbridge Cash Collateral Agreement. FOH shall have executed and delivered the Knightsbridge Cash
     Collateral and Security Agreement to Lender and the Knightsbridge Cash Collateral shall have been deposited in the Knightsbridge Cash Collateral Sub-Account.

          (B) Opinions of Counsel. Lender shall have received from Jones, Day, Reavis & Pogue, special counsel to Borrower and Guarantor, its legal opinion in substantially the form attached hereto as Exhibit S; and from each real estate counsel to Borrower, its legal opinion in substantially the form attached hereto as Exhibit U. Each of such legal opinions will be addressed to Lender, dated the Closing Date, and in form and substance satisfactory to Lender and its counsel. Borrower hereby instructs such counsel to deliver to Lender such opinions addressed to Lender.

          (C) Corporate Documents. Lender shall have received with respect to each of FFC, FOH and FGI its certificate of incorporation, as amended, modified or supplemented to the Closing Date, certified to be true, correct and complete by the appropriate Secretary of State as of a date not more than 60 days prior to the Closing Date, together with a good standing certificate from such Secretary of State and a good standing certificate from the Secretaries of State (or the equivalent thereof) of each other State in which each such entity is required to be qualified to transact business, each to be dated a date not more than 60 days prior to the Closing Date.

          (D) Certified Resolutions, etc. Lender shall have received a certificate of the secretary or assistant secretary of each of FFC, FOH and FGI dated the Closing Date, certifying (i) the names and true signatures of its incumbent officers authorized to sign the applicable Loan Documents, (ii) its by-laws as in effect on the Closing Date, (iii) the resolutions of its board of directors (or authorized committee) approving and authorizing the execution, delivery and performance of all Loan Documents executed by it, and (iv) that there have been no changes in its certificate of incorporation since the date of the most recent certification thereof by the appropriate Secretary of State.

          (E)  Insurance.  Lender shall have received
certificates of insurance demonstrating insurance coverage in respect of each of the Individual Properties of types, in amounts, with insurers and otherwise in compliance with the terms, provisions and conditions set forth in the Related Mortgages. Such certificates, except with respect to the Knightsbridge Facility, shall indicate that Lender and Servicer are named additional insured as their interests may appear and shall contain a loss payee endorsement in favor of Lender and Servicer with respect to the property policies required to be maintained under the Mortgages. All insurance policies required to be maintained hereunder shall be maintained throughout the term of this Agreement in the types and amounts required under the Mortgages.

          (F) Lien Search Reports. Lender shall have received satisfactory (i.e., showing no Liens other than Permitted Encumbrances) reports of UCC (collectively, the "UCC Searches"), tax lien, judgment and litigation searches conducted by a search firm acceptable to Lender with respect to the Collateral, FFC, FOH and FGI, such searches to be conducted in each of the locations set forth on Exhibit V attached hereto.

          (G) Title Insurance Policies. Lender shall have received commitments (in form and substance satisfactory to Lender) to issue the Title Insurance Policies; provided, however, no Title Insurance Policy shall be issued with respect to the Knightsbridge Facility until the time Lender receives the Related Mortgage with respect to the Knightsbridge Facility pursuant to the Knightsbridge Cash Collateral Agreement.

          (H) Financial Statements. Lender shall have received the audited consolidated financial statements of FGI for the fiscal year ending March 31, 1995, and the unaudited consolidated financial statements of FGI for the three-month periods ended on June 30, 1995. All audited financial statements must have been prepared by a "Big Six" certified public accounting firm or other firm acceptable to Lender in its sole discretion.

          (I) Environmental Matters. Lender shall have received Environmental Reports, acceptable to Lender, with respect to each of the Individual Properties, such Environmental Reports to be conducted by Independent environmental engineers acceptable to Lender.

          (J) Consents, Licenses, Approvals, etc. Lender shall have received copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by Borrower, and the validity and enforceability, of the Loan Documents, and such consents, licenses and approvals shall be in full force and effect.

          (K) Additional Matters. Lender shall have received such other Permits, certificates (including certificates of occupancy (or their equivalent) for each Individual Property), opinions, documents and instruments (including letters from the appropriate Governmental Authorities regarding the zoning of each Individual Property and evidence that utility services are available for each Individual Property and that each Individual Property is subject to separate tax assessment) relating to the Loan as may have been reasonably requested by Lender, and all corporate and other proceedings, all other documents (including, without limitation, all documents referred to herein and not appearing as exhibits hereto) and all legal matters in connection with the Loan shall be satisfactory in form and substance to Lender.

          (L)  Representations and Warranties.  The
representations and warranties herein and in the other Loan
Documents shall be true and correct in all material respects on such date both before and after giving effect to the making of the Loan.

          (M) No Default or Event of Default. No Default with respect to the payment of money or Event of Default shall have occurred and be continuing on the Closing Date either before or after giving effect to the making of the Loan.

          (N) No Injunction. No law or regulation shall have been adopted, no order, judgment or decree of any Governmental Authority shall have been issued, and no litigation shall be pending or threatened, which in the good faith judgment of Lender would enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, the making or repayment of the Loan or the consummation of the Transactions.

          (O) Surveys. Lender shall have received a Survey with respect to each Individual Property.

          (P) Engineering Reports. Lender shall have received the Engineering Reports, acceptable to Lender, with respect to the Individual Properties, such Engineering Reports to be prepared by Independent Engineers acceptable to Lender.

          (Q) Transaction Costs. Borrower shall have paid (or agreed to pay at closing from the proceeds of the Loan) all Transaction Costs for which bills have been submitted.

          (R) Estoppel Certificate. FOH shall have delivered an estoppel certificate from the landlord under the Knightsbridge
Lease in form and substance satisfactory to Lender.

          (S) Appraisals. Lender shall have received an appraisal with respect to each Individual Property in form and substance satisfactory to Lender.

          Section 3.2. Acceptance of Borrowings. The acceptance by FFC and FOH of the proceeds of the Loan shall constitute a representation and warranty by FFC and FOH to Lender that all of the conditions required to be satisfied under this Article III in connection with the making of the Loan have been satisfied or waived in accordance with Section 8.4.

          Section 3.3. Form of Loan Documents and Related Matters. The Notes and all of the certificates, agreements, legal opinions and other documents and papers referred to in this
Article III, unless otherwise specified, shall be delivered to Lender, and shall be satisfactory in form and substance to Lender in its sole discretion (unless the form thereof is prescribed herein).


                           ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES

          Section 4.1.  Borrower Representations.  Borrower
represents and warrants that:

          (A) Organization. FFC (i) is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, (ii) has the requisite corporate power and authority to own its properties (including, without limitation, the Mortgaged Property) and to carry on its business as now being conducted and is qualified to do business in every jurisdiction in which an Individual Property is located, and (iii) has the requisite corporate power to execute and deliver, and perform its obligations under this Agreement, its respective Note, the Mortgages, the Second Mortgages and all of the other Loan Documents to which it is a party. FOH (i) is a duly organized and validly existing corporation in good standing under the laws of the State of Ohio, (ii) has the requisite corporate power and authority to own its properties (including, without limitation, the Mortgaged Property) and to carry on its business as now being conducted and is qualified to do business in every jurisdiction in which an Individual Property is located, and (iii) has the requisite corporate power to execute and deliver, and perform its obligations under this Agreement, its respective Note, the Mortgages, the Second Mortgages and all of the other Loan Documents to which it is a party.

          (B) Authorization. The execution and delivery by FFC and FOH of this Agreement, the Notes, the Mortgages, the Second Mortgages and each of the other Loan Documents, Borrower's performance of its obligations thereunder and the creation of the security interests and liens provided for in this Agreement and the other Loan Documents (i) have been duly authorized by all requisite corporate action on the part of FFC and FOH, (ii) will not violate any provision of any Legal Requirements, any order of any court or other Governmental Authority, the certificate of incorporation or by-laws of FFC or FOH or any indenture or material agreement or other instrument to which FFC or FOH is a party or by which FFC or FOH is bound, and (iii) will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any Lien of any nature whatsoever upon any of the property or assets of FFC or FOH pursuant to, any such indenture or material agreement or instrument. Other than those obtained or filed on or prior to the Closing Date, neither FFC nor FOH is required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any Governmental Authority or other agency in connection with or as a condition to the execution, delivery or performance of this Agreement, the Note, the Mortgages, the Second Mortgages or the other Loan Documents.

          (C) Litigation. Except for claims that are fully covered by valid policies of insurance held by FFC or FOH, and except as set forth on Exhibit W, there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending and served or, to the knowledge of either FFC or FOH, threatened against FFC and FOH or any Individual Property, which actions, suits or proceedings, if determined against FFC, FOH or any Individual Property might result in a Material Adverse Effect or a lower reimbursement rate under the Reimbursement Contracts.

          (D) Agreements. Neither FFC nor FOH is a party to any agreement or instrument or subject to any restriction which is reasonably likely to have a Material Adverse Effect. Neither FFC nor FOH is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which it or any Individual Property owned or leased by it is bound.

          (E) Title to the Mortgaged Property. FFC owns good, marketable and insurable fee simple title to its Individual Properties, free and clear of all Liens, other than the Permitted Encumbrances applicable to that Individual Property. FOH owns a good, marketable and insurable leasehold interest in its Individual Property, free and clear of all Liens, other than the Permitted Encumbrances applicable to that Individual Property and the Knightsbridge Loan. There are no outstanding options to purchase or rights of first refusal affecting any Individual Property other than rights or options held by FFC or FOH and the option applicable to the Individual Property known as Park Lane as described in the commitment for the Park Lane Title Insurance Policy.

          (F) No Bankruptcy Filing. Neither FFC nor FOH is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of FFC's or FOH's assets or property, and neither FFC nor FOH has knowledge of any Person contemplating the filing of any such petition against it.

          (G) Full and Accurate Disclosure. No statement of fact made by or on behalf of Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading.
There is no fact presently known to Borrower which has not been disclosed to Lender which adversely affects, nor as far as Borrower can foresee, might adversely affect, any Individual Property or the business, operations or condition (financial or otherwise) of Borrower.

          (H) Location of Chief Executive Offices. The location of Borrower's principal place of business and chief executive office is 11320 Random Hills Road, Suite 400, Fairfax, Virginia
22030.

          (I) Compliance. Except for matters set forth in the Engineering Reports described on Exhibit F attached hereto and in the "Summary" sections of the Environmental Reports described on Exhibit G attached hereto and except for matters described in
Section 4.1(P) (as to which the provisions of Section 4.1(P) shall apply), Borrower, each Individual Property and Borrower's use thereof and operations thereat comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which is reasonably likely to have a Material Adverse Effect.

          (J) Use of Proceeds; Margin Regulations. Borrower will use the proceeds of the Loan for the purposes described in
Section 2.2. No part of the proceeds of the Loan will be used by Borrower for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements.

          (K) Financial Information. All historical financial data concerning Borrower or the Individual Properties that has been delivered by Borrower to Lender is true, complete and correct in all material respects. Since the delivery of such data, except as otherwise disclosed in writing to Lender, there has been no material adverse change in the financial position of either FFC or FOH or the Individual Properties, or in the results of operations of either FFC or FOH. Borrower has not incurred any obligation or liability, contingent or otherwise, not reflected in such financial data which might materially adversely affect its business operations or any Individual Property.

          (L) Condemnation. No Taking has been commenced or, to Borrower's knowledge, is contemplated with respect to all or any portion of any Individual Property or for the relocation of roadways providing access to any Individual Property.

          (M) Other Mortgage Debt. Except for the debt to be repaid from the proceeds of the Loan, including the Knightsbridge Loan, Borrower has not borrowed or received other debt financing whether unsecured or secured by any Individual Property or any part thereof.

          (N) ERISA. Each Plan, and, to the knowledge of Borrower, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, its terms and the applicable provisions of ERISA, the Code and any other federal or state law, and no event or condition has occurred and is continuing as to which Borrower would be under an obligation to furnish a report to Lender under Section 5.1(U)(i).

          (O) Utilities and Public Access. Each Individual Property has adequate rights of access to public ways and is served by adequate water, sewer, sanitary sewer and storm drain Individual Properties. Except as otherwise disclosed by the Surveys, all public utilities necessary to the continued use and enjoyment of each Individual Property as presently used and enjoyed are located in the public right-of-way abutting the premises, and all such utilities are connected so as to serve such Individual Property without passing over other property. All roads necessary for the full utilization of each Individual Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities or are the subject of access easements for the benefit of the Individual Property.

          (P) Environmental Compliance. Except for matters set forth in the "Summary" sections of the Environmental Reports described on Exhibit G attached hereto (true, correct and complete copies of which have been provided to Lender by Borrower):

          (i) Borrower is in compliance with all applicable Environmental Laws, which compliance includes, but is not limited to, the possession by Borrower of all environmental, health and safety permits, licenses and other governmental authorizations required in connection with the ownership and operation of the Individual Property under all Environmental Laws, except where the failure to comply with such laws is not reasonably likely to result in a Material Adverse Effect.

         (ii) There is no Environmental Claim pending or, to Borrower's knowledge, threatened, and no penalties arising under Environmental Laws have been assessed, against Borrower or against any Person whose liability for any Environmental Claim Borrower has or may have retained or assumed either contractually or by operation of law, and no investigation or review is pending or, to the knowledge of Borrower, threatened by any Governmental Authority, citizens group, employee or other Person with respect to any alleged failure by Borrower or the Individual Property to have any environmental, health or safety permit, license or other authorization required under, or to otherwise comply with, any Environmental Law or with respect to any alleged liability of Borrower for any Use or Release of any Hazardous Substances.

        (iii) To the knowledge of Borrower after due inquiry, there have been and are no past or present Releases of any Hazardous Substance that are reasonably likely to form the basis of any Environmental Claim against Borrower or, to Borrower's knowledge, against any Person whose liability for any Environmental Claim Borrower has or may have retained or assumed either contractually or by operation of law.

         (iv) To the knowledge of Borrower after due inquiry, without limiting the generality of the foregoing, there is not present at, on, in or under the Individual Property, PCB-containing equipment, asbestos or asbestos containing materials, underground storage tanks or surface impoundments for Hazardous Substances, lead in drinking water (except in concentrations that comply with all Environmental Laws), or lead-based paint.

          (v) No liens are presently recorded with the appropriate land records under or pursuant to any Environmental Law with respect to the Individual Property and, to Borrower's knowledge, no Governmental Authority has been taking or is in the process of taking any action that could subject the Individual Property to Liens under any Environmental Law.

         (vi) There have been no environmental investigations, studies, audits, reviews or other analyses conducted by or that are in the possession of Borrower in relation to an Individual Property which have not been made available to Lender.

          (Q) Solvency. None of the transactions contemplated hereby will be or have been made with an actual intent to hinder, delay or defraud any present or future creditors of FFC or FOH, and, giving effect to the transactions contemplated hereby, the fair saleable value of either Borrower's assets exceeds and will, immediately following the making of the Loan, exceed such Borrower's total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. Each Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents. The fair saleable value of either Borrower's assets is and will, immediately following the making of the Loan, be greater than such Borrower's probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Either Borrower's assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Neither Borrower intends to, nor believes that it will, incur debts and liabilities (including, without limitation, Contingent Liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of such Borrower).

          (R) Not Foreign Person. Borrower is not a "foreign person" within the meaning of 1445(f)(3) of the Code.

          (S)  Single-Purpose Entity.

          (i) FFC at all times since its formation has been, and will continue to be, a duly formed and existing Delaware corporation and a Single-Purpose Entity. FOH is a duly formed and existing Ohio corporation and a Single-Purpose Entity. FFC is duly qualified as a foreign corporation in each jurisdiction in which an Individual Property owned by FFC is located.

         (ii) FFC at all times since its formation has complied, and will continue to comply, with the provisions of its certificate of incorporation and its by-laws and the laws of the State of Delaware relating to corporations. FOH at all times since its formation has complied, and will continue to comply, with the provisions of its certificate of incorporation and its by-laws and the laws of the State of Ohio relating to corporations.

        (iii) All customary formalities regarding the corporate existence of each of FFC and FOH have been observed at all times since its formation and will continue to be observed.

         (iv) Each of FFC and FOH has at all times since its formation accurately maintained, and will continue to accurately maintain, its financial statements, accounting records and other corporate documents separate from those of its shareholders, Affiliates of its shareholders and any other Person. Neither FFC nor FOH has at any time since its formation commingled, and neither FFC or FOH will commingle, its assets with those of its shareholders, any Affiliates of its shareholders, or any other Person. Each of FFC and FOH has at all times since its formation accurately maintained, and will continue to accurately maintain, its own bank accounts and separate books of account.

          (v) Each of FFC has at all times since its formation paid, and FFC and FOH will continue to pay, its own liabilities from its own separate assets.

         (vi) Each of FFC and FOH has at all times since its formation identified itself, and will continue to identify itself, in all dealings with the public, under its own name and as a separate and distinct entity. Neither FFC nor FOH has at any time since its formation identified itself, and neither FFC nor FOH will identify itself, as being a division or a part of any other entity. Neither FFC nor FOH has at any time since its formation identified, and neither FFC nor FOH will identify its shareholders or any Affiliates of its shareholders, as being a division or part of it.

        (vii) Each of FFC and FOH has been at all times since its formation and will continue to be adequately capitalized in light of the nature of its business.

       (viii) FFC has not at any time since its formation assumed or guaranteed, and neither FFC nor FOH will assume or guarantee, the liabilities of its shareholders (or any predecessor corporation), any Affiliates of its shareholders, or any other Persons, except for liabilities relating to the Individual Properties and except as permitted by or pursuant to this Agreement. FFC has not at any time since its formation acquired, and will not acquire, obligations or securities of its shareholders (or any predecessor corporation), or any Affiliates of its shareholders. Neither FFC nor FOH has at any time since its formation made, and neither FFC nor FOH will make, loans to its shareholders (or any predecessor corporation), or any Affiliates of its shareholders.

         (ix) Neither FFC nor FOH has at any time since its formation entered into and was not a party to, and neither FFC nor FOH will enter into or be a party to, any transaction with its shareholders (or any predecessor corporation) or any Affiliates of its shareholders except in the ordinary course of business of FFC or FOH, as the case may be, on terms which are no less favorable to FFC or FOH, as the case may be, than would be obtained in a comparable arm's length transaction with an unrelated third party.

          (T) No Joint Assessment; Separate Lots. Borrower shall not suffer, permit or initiate the joint assessment of any Individual Property (i) with any other real property constituting a separate tax lot, and (ii) with any portion of the Individual Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Individual Property as a single lien. Each Individual Property is comprised of one or more parcels, each of which constitutes a separate tax lot and none of which constitutes a portion of any other tax lot.

          (U) Assessments. Except as disclosed in the Title Insurance Policies, there are no pending or, to the knowledge of Borrower, proposed special or other assessments for public improvements or otherwise affecting any Individual Property, nor, to the knowledge of Borrower, are there any contemplated improvements to any Individual Property that may result in such special or other assessments.

          (V) Mortgage and Other Liens. Each Mortgage creates a valid and enforceable first mortgage Lien on the Individual Property described therein, as security for the repayment of the Indebtedness, subject only to the Permitted Encumbrances applicable to that Individual Property. Each Second Mortgage creates a valid and enforceable second mortgage Lien on the Individual Property described therein, as security for the repayment of the Indebtedness, subject only to the Permitted Encumbrances applicable to that Individual Property. Each Collateral Security Instrument establishes and creates a valid, subsisting and enforceable Lien on and a security interest in, or claim to, the rights and property described therein. All property covered by any Collateral Security Instrument is subject to a Uniform Commercial Code financing statement filed and/or recorded, as appropriate, (or irrevocably delivered to a title agent for such recordation or filing) in all places necessary to perfect a valid first priority lien with respect to the rights and property that are the subject of such Collateral Security Instrument to the extent governed by the Uniform Commercial Code. All continuations and any assignments of any such financing statements have been or will be timely filed or refiled, as appropriate, in the appropriate recording offices.

          (W) Enforceability. The Notes, each Mortgage, each Second Mortgage and each other Loan Document executed by FFC or FOH in connection therewith, including, without limitation, any Collateral Security Instrument, is the legal, valid and binding obligation of FFC and/or FOH, as the case may be, enforceable against FFC and/or FOH, as the case may be, in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and other limitations on creditors' rights generally and to equitable principles and the other matters described in the opinions delivered pursuant to Section 3.1(B). The Notes, each such Mortgage, each such Second Mortgage and the other Loan Documents executed by Borrower are, as of the date hereof, not subject to any right of rescission, set-off, counterclaim or defense by FFC or FOH, including the defense of usury, nor will the operation of any of the terms of the Notes, each such Mortgage, each such Second Mortgage and other Loan Documents executed by Borrower, or the exercise of any right thereunder, render the Mortgages or the Second Mortgages unenforceable against FFC or FOH, as the case may be, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense by FFC or FOH, as the case may be, including the defense of usury, and neither FFC nor FOH has asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

          (X)  Permitted Encumbrances.  The Permitted
Encumbrances do not cause a Material Adverse Effect.

          (Y)  No Prior Assignment.  As of the date hereof,
(i) Lender is the assignee of Borrower's interest under the Leases and (ii) there are no prior assignments of the Leases or any portion of the Rent due and payable or to become due and payable which are presently outstanding, except for assignments relating to the indebtedness being paid with the proceeds of the Loan.

          (Z) Bed Capacity. Neither FFC, FOH nor Manager has granted to any third party the right to reduce the number of licensed beds in any Individual Property or to apply for approval to move the right to any and all of the licensed beds to any other location.

          (AA) Compliance with Nursing Home Laws. To the extent required, each Individual Property is duly licensed as a skilled and intermediate care nursing home under the applicable laws of the state where it is located. The licensed bed capacity of each Individual Property as set forth in Exhibit X attached hereto is true and correct. FFC, FOH and Manager are in compliance in all material respects with the applicable provisions of nursing home, nursing or assisted living laws, rules and regulations to which their respective Individual Properties are subject. All Reimbursement Contracts are in full force and effect with respect to the Individual Properties. Borrower and Manager are current in payment of all so-called provider specific taxes or other assessments with respect to such Reimbursement Contracts.

          (BB)  Use of Individual Properties.  Each Individual
Property is used exclusively as a skilled nursing home, assisted living Individual Property and/or congregate care Individual
Property and uses ancillary thereto.

          (CC) Certificate of Occupancy. FFC and FOH have obtained all Permits necessary to use and operate their respective Individual Properties for the use described in Section 4.1(BB). The use being made of each Individual Property is in conformity in all material respects with the certificate of occupancy and/or Permits for such Individual Property and any other restrictions, covenants or conditions affecting such Individual Property.

          (DD) Flood Zone. Except as shown on the Surveys, none of the Individual Properties is located in a flood hazard area as defined by the Federal Insurance Administration.

          (EE) Physical Condition. Each Individual Property is free of structural defects and all building systems contained therein are in good working order in all material respects subject to ordinary wear and tear, except as disclosed in the Engineering Reports described on Exhibit F.

          (FF)  Tax Fair Market Value.  As of the Closing Date,
(i) the Tax Fair Market Value of each Individual Property is equal to or greater than the Allocated Loan Amount for such Individual Property and (ii) the Tax Fair Market Value of the Mortgaged Property is equal to or exceeds the Principal Indebtedness.

          (GG) Security Deposits. All security deposits with respect to the Individual Properties on the date hereof have been transferred to the Security Deposits Accounts on the date hereof, and FFC and FOH are each in compliance with all Legal Requirements relating to such security deposits as to which failure to comply is reasonably likely to have a Material Adverse Effect.

          (HH) Intellectual Property. Except to the extent that any misrepresentation of the following would not have a Material

Adverse Effect, all material trademarks, trade names and service marks that either FFC or FOH owns or has pending, or under which it is licensed, are in good standing and uncontested. There is no right under any trademark, tradename or servicemark necessary to the business of either FFC or FOH as presently conducted or as either FFC or FOH contemplates conducting its business. Neither FFC nor FOH has infringed, is infringing, and neither FFC nor FOH has received notice of infringement with respect to asserted trademarks, tradenames and servicemarks of others. To the knowledge of FFC and FOH, there is no infringement by others of its material trademarks, tradenames and servicemarks.

          (II) Investment Company Act; Public Utility Holding Company Act. Neither FFC nor FOH is (i) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

          (JJ) Corporate Structure; Capitalization. (i) The authorized capital stock of FFC consists of 100 shares of common stock, par value $.01 per share, of which 50 shares are issued and outstanding and preferred stock is to be issued to Lender after the date hereof pursuant to a Credit Agreement dated as of the date hereof between FGI and Lender. Each outstanding share of common stock is owned of record and beneficially by FGI.

          (ii) The authorized capital stock of FOH consists of 750 shares of common stock, without par value, of which 500 shares are issued and outstanding and preferred stock is to be issued to Lender after the date hereof pursuant to a Credit Agreement dated as of the date hereof between FGI and Lender. Each outstanding share of common stock is owned of record and beneficially by FGI.

          (KK) No Defaults. No Default or Event of Default exists under or with respect to any Loan Document.

          (LL) Labor Matters. Borrower is not a party to any collective bargaining agreements.

          (MM) Knightsbridge Lease. The Knightsbridge lease is in full force and effect and there are no defaults thereunder and no event has occurred or is occurring which after notice or passage of time or both will result in any default.

          Section 4.2. Survival of Representations. Borrower agrees that all of the representations and warranties of Borrower set forth in Section 4.1 and elsewhere in this Agreement and in the other Loan Documents are made as of the Closing Date (except as expressly otherwise provided) and shall survive the delivery of the Notes and making of the Loan and continue for as long as any amount remains owing to Lender under this Agreement, the Notes or any of the other Loan Documents; provided, however, that the representations set forth in Section 4.1(P) shall survive in perpetuity. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

                           ARTICLE V

                     AFFIRMATIVE COVENANTS

          Section 5.1.  Borrower Covenants.  Borrower covenants
and agrees that, from the date hereof and until payment in full of the Indebtedness (or with respect to a particular Individual
Property, the earlier release of its Related Mortgages):

          (A) Existence; Compliance with Legal Requirements; Insurance. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate existence, rights, licenses, Permits and franchises necessary for the conduct of its business and comply in all material respects with all Legal Requirements and Insurance Requirements applicable to it and each Individual Property. Borrower shall at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property necessary for the continued conduct of its business and keep each Individual Property in good repair, working order and condition, except for reasonable wear and use, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Mortgages. Borrower shall keep each Individual Property insured at all times, by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in the Mortgages (it being agreed that any reference therein to a rating by Fitch shall also require an equivalent rating by Standard & Poors Rating Group). Notwithstanding anything contained in the Mortgages, in each case, however, if no providers of such insurance are rated as required in the Mortgages, the requirement for such rating shall be that rating by the Rating Agencies, as confirmed by the Rating Agencies in writing, which will not cause the downgrading or withdrawl of the rating of any class of Certificates then outstanding.

          (B) Impositions and Other Claims. Borrower shall pay and discharge or cause to be paid and discharged all Impositions, as well as all lawful claims for labor, materials and supplies or otherwise, which could become a Lien, all as more fully provided in, and subject to any rights to contest contained in, the Mortgages.

          (C) Litigation. Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened (in writing) against FFC or FOH or the Mortgage Property which is reasonably likely to have a Material Adverse Effect.

          (D)  Environmental Remediation.

          (i) If any investigation, site monitoring, cleanup, removal, restoration or other remedial work of any kind or nature is required pursuant to an order or directive of any Governmental Authority or under any applicable Environmental Law (collectively, the "Remedial Work"), because of or in connection with the current or future presence, suspected presence, Release or suspected Release of a Hazardous Substance on, under or from an Individual Property or any portion thereof, Borrower shall promptly commence and diligently prosecute to completion all such Remedial Work. In all events, such Remedial Work shall be commenced within 30 days after any demand therefor by Lender or such shorter period as may be required under any applicable Environmental Law; provided, however, that Borrower shall not be required to commence such Remedial Work within the above specified time periods: (x) if prevented from doing so by any Governmental Authority, (y) if commencing such Remedial Work within such time periods would result in Borrower or such Remedial Work violating any Environmental Law or (z) if Borrower, at its expense and after prior notice to Lender, is contesting by appropriate legal, administrative or other proceedings conducted in good faith and with due diligence the need to perform Remedial Work, as long as (1) Borrower is permitted by the applicable Environmental Laws to delay performance of the Remedial Work pending such proceedings,
     (2) neither the Individual Property nor any part thereof or interest therein will be sold, forfeited or lost if Borrower performs the Remedial Work being contested, and Borrower would have the opportunity to do so, in the event of Borrower's failure to prevail in the contest, (3) Lender would not, by virtue of such permitted contest, be exposed to any risk of any civil liability for which Borrower has not furnished additional security as provided in clause (4) below, or to any risk of criminal liability, and neither the Individual Property nor any interest therein would be subject to the imposition of any lien for which Borrower has not furnished additional security as provided in clause (4) below, as a result of the failure to perform such Remedial Work and (4) Borrower shall have furnished to Lender additional security in respect of the Remedial Work being contested and the loss or damage that may result from Borrower's failure to prevail in such contest in such amount as may be reasonably requested by Lender.

         (ii) If requested by Lender, all Remedial Work under clause (i) above shall be performed by contractors, and under the supervision of a consulting Engineer, each approved in advance by Lender which approval will not be unreasonably withheld or delayed. All costs and expenses reasonably incurred in connection with such Remedial Work shall be paid by Borrower. If Borrower does not timely commence and diligently prosecute to completion the Remedial Work, Lender may (but shall not be obligated to), upon 30 days prior written notice to Borrower of its intention to do so, cause such Remedial Work to be performed. Borrower shall pay or reimburse Lender on demand for all Advances (as defined in the Mortgages) and expenses (including reasonable attorneys' fees and disbursements, but excluding internal overhead, administrative and similar costs of Lender) reasonably relating to or incurred by Lender in connection with monitoring, reviewing or performing any Remedial Work in accordance herewith, together with interest thereon at the Default Rate from the date of demand by Lender.

        (iii) Borrower shall not commence any Remedial Work under clause (i) above, nor enter into any settlement agreement, consent decree or other compromise relating to any Hazardous Substances or Environmental Laws which is reasonably likely to have a Material Adverse Effect. Notwithstanding the foregoing, if the presence or threatened presence of Hazardous Substances on, under or about any Individual Property poses an immediate threat to the health, safety or welfare of any Person or the environment, or is of such a nature that an immediate response is necessary, Borrower may complete all necessary Remedial Work. In such events, Borrower shall notify Lender as soon as practicable and, in any event, within three Business Days, of any action taken.

          (E)  Environmental Matters; Inspection.

          (i) Borrower shall not authorize a Hazardous Substance to be present on, under or to emanate from an Individual Property, or migrate from adjoining property controlled by Borrower onto or into an Individual Property, except under conditions permitted by applicable Environmental Laws and, in the event that such Hazardous Substances are present on, under or emanate from an Individual Property, or migrate onto or into an Individual Property, Borrower shall cause the removal or remediation of such Hazardous Substances, in accordance with this Agreement and Environmental Laws. Borrower shall use best efforts to prevent, and to seek the remediation of, any migration of Hazardous Substances onto or into any Individual Property from any adjoining property.

         (ii) Upon reasonable prior written notice, Lender shall have the right at all reasonable times to enter upon and inspect all or any portion of any Individual Property, provided that such inspections shall not unreasonably interfere with the operation or the tenants, residents or occupants of such Individual Property. If Lender suspects that Remedial Work may be required, Lender may select a consulting Engineer to conduct and prepare reports of such inspections. Borrower shall be given a reasonable opportunity to review any reports, data and other documents or materials reviewed or prepared by the Engineer, and to submit comments and suggested revisions or rebuttals to same. The inspection rights granted to Lender in this
     Section 5.1(E) shall be in addition to, and not in limitation of, any other inspection rights granted to Lender in this Agreement, and shall expressly include the right (if Lender suspects that Remedial Work may be required) to conduct soil borings, establish ground water monitoring wells and conduct other customary environmental tests, assessments and audits.

        (iii) Borrower agrees to bear and shall pay or reimburse Lender on demand for all sums advanced and expenses incurred (including reasonable attorneys' fees and disbursements, but excluding internal overhead, administrative and similar costs of Lender) reasonably relating to, or incurred by Lender in connection with, the inspections and reports described in this Section 5.1(E) (to the extent such inspections and reports relate to any Individual Property) in the following situations:

                    (x)  If Lender has reasonable grounds to
          believe, at the time any such inspection is ordered, that there exists an occurrence or condition that could lead to an Environmental Claim;

                    (y)  If any such inspection reveals an
          occurrence or condition that could lead to an Environmental Claim; or

                    (z)  If an Event of Default with respect to
          any Individual Property exists at the time any such inspection is ordered, and such Event of Default relates to any representation, covenant or other obligation pertaining to Hazardous Substances, Environmental Laws or any other environmental matter.

          (F) Environmental Notices. Borrower shall promptly provide notice to Lender of:

          (i)  any Environmental Claim asserted by any
     Governmental Authority with respect to any Hazardous Substance on, in, under or emanating from any Individual Property, which could reasonably be expected to impair the value of Lender's security interests hereunder or have a Material Adverse Effect;

         (ii) any proceeding, investigation or inquiry commenced or threatened in writing by any Governmental Authority, against Borrower, with respect to the presence, suspected presence, Release or threatened Release of Hazardous Substances from or onto, in or under any property not owned by Borrower, including, without limitation, proceedings under the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, 42 U.S.C.
      9601, et seq., which could reasonably be expected to impair the value of Lender's security interests hereunder or have a Material Adverse Effect;

        (iii) all Environmental Claims asserted or threatened against Borrower, against any other party occupying any Individual Property or any portion thereof which become known to Borrower or against such Individual Property, which could reasonably be expected to impair the value of Lender's security interests hereunder or have a Material Adverse Effect;

         (iv) the discovery by Borrower of any occurrence or condition on any Individual Property or on any real property adjoining or in the vicinity of such Individual Property which could reasonably be expected to lead to an Environmental Claim against Borrower or Lender which such

     Environmental Claim is reasonably likely to have a Material
     Adverse Effect; and

          (v)  the commencement or completion of any Remedial
     Work.

          (G) Copies of Notices. Borrower shall transmit to Lender copies of any citations, orders, notices or other written communications received from any Person and any notices, reports or other written communications submitted to any Governmental Authority with respect to the matters described in Section 5.1(F).

          (H) Environmental Claims. Lender and/or, to the extent authorized by Lender, Deed of Trust Trustee, Trustee and/or Servicer, may join and participate in, as a party if Lender so determines, any legal or administrative proceeding or action concerning an Individual Property or any portion thereof under any Environmental Law, if, in Lender's reasonable judgment, the interests of Lender, Deed of Trust Trustee, Trustee or Servicer will not be adequately protected by Borrower. Borrower agrees to bear and shall pay or reimburse Lender, Deed of Trust Trustee, Trustee and/or Servicer, on demand for all reasonable sums advanced and expenses incurred (including reasonable attorneys' fees and disbursements, but excluding internal overhead, administrative and similar costs of Lender, Deed of Trust Trustee, Trustee and Servicer) incurred by Lender, Deed of Trust Trustee, Trustee and/or Servicer, in connection with any such action or proceeding.

          (I) Indemnification. Borrower agrees to indemnify, reimburse, defend, and hold harmless Lender, Deed of Trust Trustee, Servicer and Trustee for, from, and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties, consequential damages, reasonable attorneys' fees, disbursements and expenses, and reasonable consultants' fees, disbursements and expenses (but excluding internal overhead, administrative and similar costs of Lender, Deed of Trust Trustee, Servicer and Trustee), asserted against, resulting to, imposed on, or incurred by Lender, Deed of Trust Trustee, Servicer, and Trustee, directly or indirectly, in connection with any of the following, except to the extent same are directly and solely caused by Lender's, Deed of Trust Trustee's, Servicer's, or Trustee's negligence or willful misconduct:

          (i) events, circumstances, or conditions which could, or do, form the basis for an Environmental Claim;

         (ii) any Environmental Claim against any Person whose liability for such Environmental Claim Borrower has or may have assumed or retained either contractually or by operation of law; or

        (iii) the breach of any representation, warranty or covenant set forth in Section 4.1(P) and Sections 5.1(D) through 5.1(I), inclusive.

          The indemnity provided in this Section 5.1(I) shall not be included in any exculpation of Borrower or Guarantor from personal liability provided in this Agreement or in any of the other Loan Documents. Nothing in this Section 5.1(I) shall be deemed to deprive Lender of any rights or remedies provided to it elsewhere in this Agreement or the other Loan Documents or otherwise available to it under law.

          (J) Access to Individual Properties. Borrower shall permit agents, representatives and employees of Lender to inspect each Individual Property or any part thereof at such reasonable times as may be requested by Lender upon reasonable advance notice, subject, however, to the rights of the tenants, occupants and residents of the Individual Property.

          (K)  Notice of Default.  Borrower shall promptly advise
Lender of any material adverse change in Borrower's condition, financial or otherwise, or of the occurrence of any Event of Default, or of the occurrence of any Default.

          (L) Cooperate in Legal Proceedings. Except with respect to any claim by Borrower against Lender, Borrower shall cooperate fully with Lender with respect to any proceedings before any Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the Loan Documents and, in connection therewith, not prohibit Lender, at its election, from participating in any such proceedings.

          (M) Perform Loan Documents. Borrower shall observe, perform and satisfy all the terms, provisions, covenants and conditions required to be observed, performed or satisfied by it, and shall pay when due all costs, fees and expenses required to be paid by it, under the Loan Documents executed and delivered by Borrower.

          (N) Insurance Benefits. Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Insurance Proceeds lawfully or equitably payable to Lender in connection with each Individual Property, and Lender shall be reimbursed for any expenses reasonably incurred in connection therewith

(including attorneys' fees and disbursements and the payment by Borrower of the expense of an appraisal on behalf of Lender in case of a fire or other casualty affecting such Individual Property or any part thereof, but excluding internal overhead, administrative and similar costs of Lender) out of such Insurance Proceeds, all as more specifically provided in the Mortgages.

          (O) Further Assurances. Borrower shall, at Borrower's sole cost and expense:

          (i) upon Lender's request therefor given from time to time (but, other than in connection with the Securitization, in no event more often than once every two years during the term of this Agreement), pay for (a) reports of UCC, tax lien, judgment and litigation searches with respect to Borrower and (b) searches of title to each Individual Property, each such search to be conducted by search firms designated by Lender in each of the locations designated by Lender;

         (ii) furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished pursuant to the terms of the Loan Documents;

        (iii) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary, to evidence, preserve and/or protect the Collateral at any time securing or intended to secure the Notes, as Lender may reasonably require; and

         (iv) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

          (P) Management of Mortgaged Property. Each of the Individual Properties will be managed at all times by Manager pursuant to the Management Agreement until terminated as herein provided. Pursuant to the Manager's Subordination, Manager has agreed that the Management Agreement is subject and subordinate in all respects to the Liens of the Mortgages. The Management Agreement, as it pertains to the Individual Properties, may be terminated by Lender upon 30 days prior written notice to Borrower and Manager (i) upon the occurrence of an Event of

Default of the type described in clause (i) or (ii) of Section 7.1, or (ii) if Manager commits any act which would permit termination under the Management Agreement. Borrower may from time to time appoint a successor manager to manage the Individual Properties or any of the Individual Properties with Lender's prior written consent, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, any successor property manager selected hereunder by Lender or Borrower to serve as Manager shall be a reputable management company having at least seven years' experience in the management of skilled nursing homes, assisted living Individual Properties and/or congregate care Individual Properties (as the case may be) in the state in which the Individual Property is located, and shall, if after the Securitization Closing Date, (i) have qualifications such that the then current ratings of no class of the Certificates would be downgraded or withdrawn by the Rating Agencies upon such an appointment and (ii) be reasonably acceptable to Servicer. Borrower further covenants and agrees that Manager (including any successor property manager serving as Manager) shall at all times during the term of the Loan maintain worker's compensation insurance as required by Governmental Authorities.

          (Q)  Financial Reporting.

          (i) Borrower shall keep and maintain or shall cause to be kept and maintained on a Fiscal Year basis, in accordance with GAAP (or such other accounting basis reasonably acceptable to Lender) consistently applied, books, records and accounts reflecting in reasonable detail all of the financial affairs of Borrower and all items of income and expense in connection with the operation of each Individual Property and in connection with any services, equipment or furnishings provided in connection with the operation of each Individual Property, whether such income or expense may be realized by Borrower or by any other Person whatsoever. Lender shall have the right from time to time at all times during normal business hours upon reasonable prior written notice to Borrower to examine such books, records and accounts at the office of Borrower or other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. After the occurrence of an Event of Default with respect to Borrower or any Individual Property, Borrower shall pay any costs and expenses incurred by Lender to examine Borrower's accounting records with respect to such Individual Property, as Lender shall reasonably determine to be necessary or appropriate in the protection of Lender's interest.

         (ii) Borrower shall furnish to Lender annually, within 90 days following the end of each Fiscal Year, a complete copy of Borrower's financial statement audited by an Independent certified public accountant acceptable to Lender (Lender hereby agreeing that any "Big Six" certified public accounting firm or Kenneth Leventhal & Company shall be acceptable to Lender) in accordance with GAAP (or such other accounting basis reasonably acceptable to Lender) consistently applied covering Borrower's financial position and results of operations, including consolidated and consolidating balance sheets for each Individual Property, for such Fiscal Year and containing a statement of revenues and expenses, a statement of assets and liabilities and a statement of Borrower's equity.

     Together with Borrower's annual financial statements, Borrower shall furnish to Lender an Officer's Certificate certifying as of the date thereof (x) that the annual financial statements present fairly in all material respects the results of operations and financial condition of Borrower all in accordance with GAAP consistently applied, and (y) whether there exists an Event of Default or Default, and if such Event of Default or Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy same.

        (iii) Borrower shall furnish to Lender, within 45 days following the end of each Fiscal Year quarter, in the form attached hereto as Exhibit Y, (x) a true, complete and correct cash flow statement with respect to each Individual Property for that quarter, and (y) census information for each Individual Property as of the end of that quarter in sufficient detail to show by patient-mix (i.e., private, Medicare, Medicaid (if applicable) and V.A.), the average monthly census of the Individual Property and statements of occupancy rates, together with an Officer's Certificate in substantially the form attached hereto as Exhibit Z.

         (iv) Borrower shall furnish to Lender, within 45 days after the end of each Fiscal Year quarter, an aged accounts receivable report from each Individual Property in sufficient detail to show amounts due from each class of patient-mix by the account age classifications of 30 days, 60 days, 90 days, 120 days, and over 120 days, accompanied by an Officer's Certificate.

          (v)  Borrower shall furnish to Lender, within three
     Business Days after the receipt by Borrower or an Individual
     Property, any and all written notices (regardless of form) from any licensing and/or certifying agency that the

     Individual Property's license or the Medicare or Medicaid certification of the Individual Property is being revoked or suspended, or that action is pending or being considered to revoke or suspend the Individual Property's license or such certification.

         (vi) Borrower shall furnish to Lender, within ten days after the date of the required filing of cost reports for each Individual Property with the Medicaid agency or the date of actual filing of such cost report of the Individual Property with such agency, whichever is earlier, a complete and accurate copy of the annual Medicaid cost report for each Individual Property, which will be prepared by Manager or by an Independent certified public accountant or by an experienced cost report preparer acceptable to Lender (any "Big Six" accounting firm and Kenneth Leventhal & Co. being deemed acceptable to Lender), and promptly furnish Lender any amendments filed with respect to such reports and all responses, audit reports or inquiries with respect to such reports.

        (vii) Borrower shall furnish to Lender copies of all SEC filings by FFC, FOH or FGI, other than Registration
     Statements on Form S-8 and reports under Sections 13(d) and 16(a) of the Securities Exchange Act of 1934, as amended.

       (viii)  Borrower shall furnish to Lender, within 15
     Business Days after request, such further information with respect to the operation of any Individual Property and the financial affairs of Borrower as may be reasonably requested by Lender, including all business plans prepared for Borrower.

         (ix)  Borrower shall furnish to Lender, within 15
     Business Days after request, such further information regarding any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA as may be reasonably requested by Lender.

          (x) If the Loan is not repaid on the Optional Prepayment Date, for (i) the period commencing on the Optional Prepayment Date and continuing through the end of the Borrower's current Fiscal Year and (ii) the Fiscal Year commencing on April 1, 2004 and for each fiscal year thereafter, Borrower shall submit to Lender for Lender's written approval an annual budget (in the case of clause (i), limited to the period set forth therein; each of such budgets being, an "Annual Budget") for each of the Individual Properties not later than thirty (30) days prior to the commencement of such Fiscal Year (the Optional

     Prepayment Date in the case of clause (i)), in form and substance reasonably satisfactory to Lender setting forth in reasonable detail budgeted monthly amounts for Operating Income, Operating Expenses, Capital Improvement Costs and Excess Cash Flow for such Individual Properties. If Lender objects to the proposed Annual Budget submitted by Borrower, Lender shall advise Borrower of such objections within fifteen (15) Business Days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objection) and Borrower shall promptly revise such Annual Budget and resubmit the same to Lender. Lender shall advise Borrower of any objections to such revised Annual Budget with ten (10) Business Days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objection) and Borrower shall promptly revise the same in accordance with the process described in this sentence until Lender approves an Annual Budget. Each such Annual Budget approved by Lender in accordance the terms hereof shall hereinafter be referred to as an "Approved Annual Budget". Until such time that Lender approves a proposed Annual Budget, the most recently Approved Annual Budget, if any, shall apply or, in the case of the period covered by clause (i), Operating Expenses and Capital Improvement Costs shall not exceed the amounts actually spent in the same month of the prior Fiscal Year, provided, however, that such Approved Annual Budget shall be adjusted to reflect actual increases in Basic Carrying Costs.

          (xi) After the Securitization Closing Date, Borrower shall also furnish to the Rating Agencies a copy of each report, statement and other information provided to Lender under this Section 5.1(Q).

          (R) Conduct of Business. Borrower shall cause the operation of each Individual Property to be conducted at all times in a manner consistent with at least the level of operation of such Individual Property as of the date hereof, including, without limitation, the following:

          (i) to maintain or cause to be maintained the standard of care for the patients of each Individual Property at all times at a level necessary to insure a level of quality care for the patients of such Individual Property not lower than that existing on the Closing Date;

         (ii) to operate or cause to be operated each Individual Property in a prudent manner in compliance in all material respects with applicable Legal Requirements and Insurance Requirements relating thereto and cause all licenses, Permits, Reimbursement Contracts and any other agreements necessary for the continued use and operation of each Individual Property or as may be necessary for participation in the Medicare, Medicaid or other applicable reimbursement programs to remain in effect; and

        (iii)  to maintain or cause to be maintained sufficient
     Inventory and Equipment of types and quantities at each Individual Property to enable Borrower or Manager to operate such Individual Property.

          (S) Periodic Surveys. Borrower shall furnish (or cause Manager to furnish) to Lender within ten Business Days after receipt, a copy of any Medicare, Medicaid or other licensing agency annual licensing certificate, survey or report and any statement of deficiencies, and within the time period required by the particular agency for furnishing a plan of correction also furnish or cause to be furnished to Lender a copy of the plan of correction generated from such survey or report for the Individual Property, and correct or cause to be corrected any deficiency, the curing of which is a condition of continued licensure or for full participation in Medicare and Medicaid for existing patients or for new patients to be admitted with Medicare or Medicaid coverage, by the date required for cure by such agency (plus extensions granted by such agency).

          (T) Future Representation as to Loan to Value Ratio. If the Loan is significantly modified within the meaning of
Section 1.8606-2(b) of the Treasury Regulations prior to the Securitization Closing Date, Borrower will, if requested by Lender, represent that the Allocated Loan Amounts do not exceed 125% of the respective Tax Fair Market Values of each of the Individual Properties as of the date of such significant modification.

          (U) ERISA. Borrower shall deliver to Lender as soon as possible, and in any event within ten days after Borrower knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of Borrower setting forth details respecting such event or condition and the action, if any, that Borrower or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by Borrower or an ERISA Affiliate with respect to such event or condition):

          (i)  any reportable event, as defined in
     Section 4043(c) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of

     ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under
     Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

         (ii) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by Borrower or an ERISA Affiliate to terminate any Plan;

        (iii)  the institution by PBGC of proceedings under
     Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

         (iv) the complete or partial withdrawal from a Multiemployer Plan by Borrower or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to
     Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

          (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against Borrower or any ERISA
     Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days;

         (vi) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if Borrower or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections; and

          (vii) the imposition of a lien or a security interest in connection with a Plan.

          (V) Knightsbridge Lease. FOH shall (i) observe and perform the obligations imposed upon the tenant under the Knightsbridge Lease and shall not do or permit to be done anything to impair the value of the Knightsbridge Lease as security for the Debt; (ii) promptly send copies to Lender of all notices of default which Borrower shall send or receive thereunder; and (iii) give Lender prompt notice of the commencement of any arbitration or appraisal proceeding under the Knightsbridge Lease and keep Lender fully advised with respect thereto.


                           ARTICLE VI

                       NEGATIVE COVENANTS

          Section 6.1. Borrower Negative Covenants. Borrower covenants and agrees that, until payment in full of the Indebtedness (or, with respect to any particular Individual Property, the earlier release of the Related Mortgages), it will not do or permit, directly or indirectly, any of the following unless Lender consents thereto in writing:

          (A) Liens on the Mortgaged Property. Incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Lien with respect to any Individual
Property, except: (i) Liens in favor of Lender and (ii) the Permitted Encumbrances.

          (B) Transfers. Except as expressly permitted by or pursuant to this Agreement or the Mortgages, allow any Transfer to occur, terminate the Management Agreement, or enter into a management contract with respect to any Individual Property.
After the Securitization Closing Date, allow a transfer of the outstanding capital stock of either FFC or FOH; provided, however, the owners of the outstanding capital stock of either
FFC or FOH may transfer their stock in FFC or FOH, as the case may be; provided, further, however, if such Transfer will result in FGI and its Affiliates covered by the non-consolidation opinion given in connection with the Securitization owning, directly or indirectly, less than 50% of the outstanding stock of FFC or FOH immediately after such Transfer, such Transfer may be made only if (i) if the Rating Agencies shall so require, such transferee shall have delivered to the Rating Agencies on the date of transfer a substantive non-consolidation opinion satisfactory to Lender, its counsel and the Rating Agencies from such transferee's counsel, (ii) each Rating Agency confirms in writing that such Transfer will not result in a qualification, downgrade or withdrawal of the then current ratings on any class of the Certificates, (iii) any other requirements of the Rating Agencies in connection with such transfer are satisfied and (iv) on or prior to the Transfer date, Borrower shall pay Lender a one-time transfer fee equal to 1% of the Principal Indebtedness and all reasonable costs and expenses incurred by Lender incurred by Lender in connection with such Transfer, including reasonable attorneys' fees and disbursements.

          (C) Other Borrowings. Incur, create, assume, become or be liable in any manner with respect to Other Borrowings, except that either FFC or FOH may incur secured or unsecured indebtedness relating solely to financing or leasing of Equipment and costs associated with such indebtedness (x) which does not exceed $300,000 in aggregate at any Individual Property or $2,000,000 in the aggregate at all the Individual Properties, and
(y) the proceeds of which are not distributed to Borrower except as reimbursement for monies expended by Borrower to fund the financing or leasing of such Equipment.

          (D) Dissolution. Dissolve, terminate, liquidate, merge with or consolidate into another Person, except as expressly permitted pursuant to the certificate of incorporation of Borrower; provided, however, that the surviving Person(s) must be a Single-Purpose Entity.

          (E) Change In Business. Cease to be a Single-Purpose Entity, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

          (F) Debt Cancellation. Cancel or otherwise forgive or release any material claim or debt owed to FFC or FOH by any Person, except for adequate consideration or in the ordinary course of FFC's or FOH's business.

          (G) Affiliate Transactions. Enter into, or be a party to, any transaction with an Affiliate of FFC or FOH, except in the ordinary course of business and on terms which are no less favorable to FFC or FOH, as the case may be, or such Affiliate than would be obtained in a comparable arm's length transaction with an unrelated third party and, if the amount to be paid to the Affiliate pursuant to the transaction or series of related transactions is greater than $250,000, are fully disclosed to Lender in advance; provided, however, that Lender hereby agrees that, provided no Event of Default shall have occurred and be continuing with respect to Borrower or any Individual Property, and subject to the provisions of Sections 5.1(P) and 5.1(Q), nothing contained in the foregoing shall prohibit payment by FFC or FOH of any fees or expenses to Manager in accordance with the terms of the Management Agreement, and Lender hereby consents to Manager serving as manager of the Individual Properties; provided, further, however, that the management fee charged by

Manager shall not be more than the amounts provided for in the Management Agreement as of the date hereof.

          (H) Creation of Easements. Create, or permit any Individual Property or any part thereof to become subject to, any easement, license or restrictive covenant, other than a Permitted Encumbrance. Lender agrees that it will join in and subordinate the Liens of the Mortgages to any easement, license or restrictive covenant (i) which arises after the date hereof and
(ii) that Lender, (A) in Lender's reasonable discretion, deems to constitute a Permitted Encumbrance or (B) in Lender's sole discretion, deems not to adversely affect the value of an Individual Property.

          (I) Misapplication of Funds. Distribute any Rents, Money or Proceeds received from Accounts in violation of the provisions of Section 2.12, or fail to deliver any security deposit to Manager for deposit into the Security Deposit Accounts, fail to deposit (if required to deposit) in the applicable Collection Account any Rents, Money or Proceeds received by FFC, FOH or Manager from any source other than the Cash Collateral Account or misappropriate any security deposit or portion thereof.

          (J) Certain Restrictions. Enter into any agreement which expressly restricts the ability of FFC or FOH to enter into amendments, modifications or waivers of any of the Loan
Documents.

          (K) Assignment of Licenses and Permits. Assign or transfer any of its interest in any Permits, certificates of need, or Reimbursement Contracts (including rights to payment thereunder) pertaining to any Individual Property, or assign, transfer or remove or permit any other Person to assign, transfer or remove any records pertaining to any Individual Property including, without limitation, patient records, medical and clinical records (except for removal of records (i) in the ordinary course of business, (ii) as directed by the patients owning such records or (iii) pursuant to court order or Legal Requirements) without Lender's prior written consent, which consent may be granted or refused in Lender's sole discretion.

          (L) Place of Business. Change its chief executive office or its principal place of business without giving Lender at least 30 days' prior written notice thereof and promptly providing Lender such information as Lender may reasonably request in connection therewith.

          (M) Leases. Enter into, amend or cancel Leases, except as permitted by or pursuant to the Mortgages and the

Second Mortgages. With respect to the Knightsbridge Lease, FOH shall not (i) amend or modify such lease without Lender's prior consent, (ii) execute any assignment of its interest in the Knightsbridge Lease; or (iii) cancel or terminate the Knightsbridge Lease without Lender's prior written consent.


                          ARTICLE VII

                            DEFAULTS

          Section 7.1. Event of Default. The occurrence of one or more of the following events shall be an "Event of Default" hereunder:

          (i)  if on any Payment Date the funds in the Debt
     Service Payment Sub-Account are insufficient to pay the Required Debt Service Payment due on such Payment Date;

         (ii)  if Borrower fails to pay any of the outstanding
     Indebtedness on the Maturity Date;

        (iii) if on the date any payment of a Basic Carrying Cost would become delinquent, the funds in the Basic Carrying Costs Sub-Account required to be reserved pursuant to Section 2.12(g), if any, together with any funds in the Cash Collateral Account not allocated to another Sub-Account (excluding all funds which are utilized in the calculation in clause (i) above to prevent the determination of an Event of Default thereunder) are insufficient to make such payment;

         (iv)  the occurrence of the event identified in Sections
     2.12(f), 2.12(g) or 2.12(i) as constituting an "Event of Default";

          (v) if Borrower fails to pay any other amount payable pursuant to this Agreement or any other Loan Document when due and payable in accordance with the provisions hereof or thereof, as the case may be, and such failure continues for 30 days after Lender delivers written notice thereof to Borrower;

         (vi) if any representation or warranty made herein or in any other Loan Document, or in any report, certificate, financial statement or other Instrument, agreement or document furnished by Borrower in connection with this Agreement, the Notes or any other Loan Document executed and delivered by Borrower, shall be false in any material respect as of the date such representation or warranty was made;

        (vii) if FFC, FOH or Guarantor makes an assignment for the benefit of creditors;

       (viii) if a receiver, liquidator or trustee shall be appointed for FFC, FOH or Guarantor or if FFC, FOH or Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, FFC, FOH or Guarantor or if any proceeding for the dissolution or liquidation of FFC, FOH or Guarantor shall be instituted; provided, however, that if such appointment, adjudication, petition or proceeding was involuntary and not consented to by FFC, FOH or Guarantor as the case may be, upon the same not being discharged, stayed or dismissed within 90 days, or if FFC, FOH or Guarantor shall generally not be paying its debts as they become due;

         (ix) if FFC or FOH attempts to delegate its obligations or assign its rights under this Agreement, any of the other Loan Documents or any interest herein or therein, or if any Transfer occurs other than in accordance with Section 6.1(B), the Mortgages, the Second Mortgages or any other Loan Document;

          (x)  if any provision of the certificate of
     incorporation or the by-laws of FFC or FOH affecting the purpose for which such entity is formed is amended or modified in any material respect which may adversely affect Lender, Servicer, Trustee or any of the Certificateholders (or in any respect, if such amendment or modification amends any provision relating to FFC's or FOH's status as a Single-Purpose Entity), or if FFC or FOH or any of their stockholders fails to perform or enforce the provisions of such organizational documents or attempts to dissolve FFC or FOH, or if Borrower breaches any of its representations, warranties or covenants set forth in Sections 4.1(S) or 6.1(E);

         (xi) if an Event of Default as defined or described in the Notes, the Mortgages, the Second Mortgages or any other
     Loan Document occurs, whether as to Borrower or any Individual Property or all or any portion of the Mortgaged
     Property;

        (xii) if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement, the Notes, the Mortgages, the Second Mortgages or the other Loan Documents, for ten days after notice to Borrower from Lender or its successors or assigns, in the case of any Default which can be cured by the payment of a sum of money (other than Events of Default pursuant to clauses (i), (ii), (iii) and (iv) above as to which no grace period is applicable), or for 30 days after notice from Lender or its successors or assigns, in the case of any other Default (unless otherwise provided herein or in such other Loan Document); provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such 30 day period and provided further that Borrower shall have commenced to cure such Default within such 30 day period and thereafter diligently and expeditiously proceeds to cure the same, such 30 day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, but in no event shall such period exceed 180 days after the original notice from Lender;

       (xiii) if FFC or FOH fails to correct within the time deadline set by any Medicare, Medicaid or licensing agency, any deficiency that justifies either of the following actions by such agency with respect to one of its Individual
     Properties:

                    (x) a termination of FFC's or FOH's Medicare contract, Medicaid contract or nursing home license; or

                    (y)  a ban on new admissions generally or on
          admission of patients otherwise qualified for Medicare or Medicaid coverage with respect to either FFC's or FOH's respective Individual Properties;

        (xiv) if the Loan Amount exceeds 125% of the Tax Fair Market Value of the Mortgaged Property as of the Closing Date, unless (x) REMIC status is maintained or regained due to corrective actions taken by Borrower within any applicable cure period under the Code or otherwise, and (y) Borrower furnishes Lender with an opinion of outside counsel reasonably acceptable to Lender stating that the REMIC Trust is a valid REMIC for federal income tax purposes;

         (xv)  if an event or condition specified in
     Section 5.1(U) shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, FFC, FOH or any ERISA Affiliate shall incur or in the opinion of Lender shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) which would constitute, in the determination of Lender, a Material Adverse Effect;

        (xvi) if FOH shall default under the Knightsbridge Lease beyond any applicable grace period;

       (xvii) if FOH shall default under the Knightsbridge Loan beyond any applicable grace period;

      (xviii) if an Event of Default shall occur under the Knightsbridge Cash Collateral Agreement; or

      (xix) if Borrower fails to pay any of (A) the Finder's Fee on the Closing Date or (B) Excess Cash Flow when due in accordance with Section 2.5(c)

then, upon the occurrence of any such Event of Default and at any time thereafter, Lender or its successors or assigns, may, in addition to any other rights or remedies available to it pursuant to this Agreement, the Note, the Mortgages and the other Loan Documents, or at law or in equity, take such action, without notice or demand, as Lender or its successors or assigns, deems advisable to protect and enforce its rights against Borrower and in and to all or any portion of the Mortgaged Property, including, without limitation, declaring the entire Indebtedness to be immediately due and payable and may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and/or the Mortgaged Property, including, without limitation, all rights or remedies available at law or in equity.

          Section 7.2. Remedies. (a) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers and other remedies available to Lender against Borrower under this Agreement, the Notes, the Mortgages, the Second Mortgages or any of the other Loan Documents executed by or with respect to Borrower, or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any portion of the Indebtedness shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to any Individual Property or all or any portion of the Mortgaged Property. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents.

          (b) In the event of the foreclosure or other action by Lender to enforce its remedies in connection with one or more of the Individual Properties or all or any portion of the Mortgaged Property, whether such foreclosure sale (or other remedy) yields Net Proceeds in an amount less than, equal to or more than the Allocated Loan Amount of such Individual Property or Mortgaged Property, Lender shall apply all Net Proceeds received to repay the Indebtedness in accordance with Section 2.8, Allocated Loan Amounts shall be adjusted (or not adjusted) in accordance with the definition of "Allocated Loan Amount", the Indebtedness shall be reduced to the extent of such Net Proceeds and the remaining portion of the Indebtedness shall remain outstanding and secured by the Mortgages and the other Loan Documents, it being understood and agreed by Borrower that Borrower is liable for the repayment of all the Indebtedness and that any "excess" foreclosure proceeds are part of the cross-collateralized and cross-defaulted security granted to Lender pursuant to the Mortgages; provided, however, that any Note shall be deemed to have been accelerated only to the extent of the Net Proceeds actually received by Lender with respect to any Individual Property and applied in reduction of the Indebtedness evidenced by such Note in accordance with the provisions of the Note, after payment by Borrower of all transaction costs and expenses and costs of enforcement.

          Section 7.3. Remedies Cumulative. The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents executed by or with respect to Borrower, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of any Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any remedy, right or power consequent thereon. Notwithstanding any other provision of this Agreement, Lender reserves the right to seek a deficiency judgment or preserve a deficiency claim, in connection with the foreclosure of a Mortgage on an Individual Property, to the extent necessary to foreclose on other parts of the Mortgaged Property.

                          ARTICLE VIII

                         MISCELLANEOUS

          Section 8.1. Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the execution and delivery of this Agreement, the making by Lender of the Loan and the execution and delivery by FFC and FOH to Lender of the Notes, and shall continue in full force and effect as long as any portion of the Indebtedness is outstanding and unpaid; provided, however, that upon a prepayment with respect to a particular Individual Property as described in
Section 2.7(a) and upon satisfaction of the other conditions set forth in Section 2.11, Borrower shall be released of all liability under this Agreement (other than any liability with respect to environmental matters arising under Sections 4.1(P) or 5.1(D) - (I), inclusive, hereof), the Related Mortgages, the applicable Assignments of Lease, and the other Loan Documents insofar as they concern such Individual Property. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All covenants, promises and agreements in this Agreement contained, by or on behalf of Borrower, shall inure to the benefit of the respective successors and assigns of Lender. Nothing in this Agreement or in any other Loan Document, express or implied, shall give to any Person other than the parties and the holder(s) of the Notes, the Mortgages, the Second Mortgages and the other Loan Documents, and their legal representatives, successors and assigns, any benefit or any legal or equitable right, remedy or claim hereunder.

          Section 8.2. Lender's Discretion. Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

          Section 8.3. Governing Law. (a) This Agreement was negotiated in New York, and made by Lender and accepted by Borrower in the State of New York, and the proceeds of the Notes delivered pursuant hereto were disbursed from New York, which State the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects, including, without limitation, matters of construction, validity and performance, this Agreement and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in such State and any applicable law of the United States of America, except that at all times the provisions for the creation, perfection and enforcement of the liens and security interests created pursuant to the Mortgages and the other Loan Documents shall be governed by and construed according to the law of the State in which the applicable Individual Property is located, it being understood that, to the fullest extent permitted by law of such States, the law of the State of New York shall govern the validity and the enforceability of all Loan Documents, and the Indebtedness or obligations arising hereunder or thereunder. To the fullest extent permitted by law, Borrower hereby unconditionally and irrevocably waives any claim to assert that the law of any other jurisdiction governs this Agreement and the Notes, and this Agreement and the Notes shall be governed by and construed in accordance with the laws of the State of New York pursuant to
 5-1401 of the New York General Obligations Law.

          (b) Any legal suit, action or proceeding against Lender or Borrower arising out of or relating to this Agreement shall be instituted in any federal or state court in New York, New York, pursuant to 5-1402 of the New York General
Obligations Law, and Borrower waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and Borrower hereby irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding. Borrower does hereby designate and appoint Jones, Day, Reavis & Pogue, 599 Lexington Avenue, New York, New York 10022, Attention: Robert A. Profusek, Esq., as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any such suit, action or proceeding in any federal or state court in New York, New York, and agrees that service of process upon said agent at said address (or at such other office in New York, New York as may be designated by Borrower from time to time in accordance with the terms hereof) with a copy to Borrower at its principal executive offices, Attention: General Counsel, and written notice of said service of Borrower mailed or delivered to Borrower in the manner provided herein shall be deemed in every respect effective service of process upon Borrower, in any such suit, action or proceeding in the State of New York. Borrower (i) shall give prompt notice to Lender of any changed address of its authorized agent hereunder, (ii) may at any time and from time to time designate a substitute authorized agent with an office in New York, New York (which office shall be designated as the address for service of process), and (iii) shall promptly designate such a substitute if its authorized agent ceases to have an office in New York, New York or is dissolved without leaving a successor.

          Section 8.4. Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, the Notes or any other Loan Document, or consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on Borrower shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

          Section 8.5. Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Notes, or of any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Notes or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Notes or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

          Section 8.6. Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, or
(b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, and by telecopier (with answerback acknowledged), addressed if to Lender at its address set forth on the first page hereof,
Attention: Sheryl McAfee, if to Servicer at 700 Newport Center Drive, Newport Beach, California 92660, Attention: Michelle A. Curran,, and if to Borrower at its address set forth on the first page hereof, or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section 8.6. A copy of all notices, consents, approvals and requests directed to Lender shall be delivered to Milbank, Tweed, Hadley & McCloy, 1 Chase Manhattan

Plaza, New York, New York 10005, Attention: Geoffrey K. Hurley and Servicer, at the address set forth in the Pooling and Servicing Agreement, and a copy of all notices, consents, approvals and requests directed to Borrower (other than statements setting forth the monthly amount payable under the
Note) shall be delivered to Jones, Day, Reavis & Pogue, 599 Lexington Avenue, New York, New York 10022, Attention: Robert A. Profusek, Esq. A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day. A party receiving a notice which does not comply with the technical requirements for notice under this
Section 8.6 may elect to waive any deficiencies and treat the notice as having been properly given.

          SECTION 8.7. TRIAL BY JURY. EACH OF FFC, FOH AND LENDER, TO THE FULLEST EXTENT THAT IT MAY LAWFULLY DO SO, WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY TORT ACTION, BROUGHT BY ANY PARTY HERETO WITH RESPECT TO THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS. EACH OF FFC, FOH AND LENDER AGREES THAT THE OTHER PARTIES HERETO MAY FILE A COPY OF THIS WAIVER WITH ANY COURT AS WRITTEN EVIDENCE OF ITS KNOWING, VOLUNTARY AND BARGAINED AGREEMENT IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY, AND THAT, TO THE FULLEST EXTENT THAT IT MAY LAWFULLY DO SO, ANY DISPUTE OR CONTROVERSY WHATSOEVER BETWEEN FFC, FOH AND LENDER SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

          Section 8.8.  Headings.  The Article and Section
headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

          Section 8.9. Assignment. Lender shall have the right to assign this Agreement and/or any of the other Loan Documents and the obligations hereunder to any Person, except that the Notes and, in connection with the initial offering under the Securitization only, the Certificates may not be assigned, transferred or sold to any Person listed on Exhibit AA attached hereto or their Affiliates. The parties hereto acknowledge that Lender expects to sell, transfer and assign this Agreement, the Notes, the Mortgages, the Second Mortgages and the other Loan Documents to Trustee on the Securitization Closing Date. All references to "Lender" hereunder shall be deemed to include the assigns of Lender and the parties hereto acknowledge that actions taken by Lender hereunder may be taken by (x) Servicer on Lender's behalf (to the extent provided in the Interim Servicing Agreement) or (y) after the Securitization Closing Date, by

Servicer pursuant to the Pooling and Servicing Agreement on behalf of Trustee. Following the assignment of this Agreement, the Notes, the Mortgages, the Second Mortgages and the other Loan Documents by NACC in connection with the Securitization, in addition to providing notices to Lender's assignee in accordance with instructions received from such assignee, Borrower shall continue to send copies of all notices and other communications (including, without limitation, reports under Section 5.1(Q)) to NACC at the address set forth in Section 8.6 or to such other address as may be designated by NACC pursuant to Section 8.6. Borrower shall not be entitled to assign its rights under this agreement.

          Section 8.10. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          Section 8.11. Preferences. To the extent Borrower makes a payment or payments to Lender for Borrower's benefit, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

          Section 8.12. Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents does not specifically and expressly provide for the giving of notice by Lender to Borrower.

          Section 8.13. Remedies of Borrower. In the event that a claim or adjudication is made that Lender or its agents, including, without limitation, Servicer, has acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement, the Notes, the Mortgages, the Second Mortgages or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents, including, without limitation, Servicer, shall be liable for any monetary damages, and Borrower's sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

          Section 8.14. Exculpation. Notwithstanding anything herein or in any other Loan Document to the contrary, except as otherwise set forth in this Section 8.14 to the contrary, Lender shall not enforce the liability and obligation of either Borrower to perform and observe the obligations contained in this Agreement, the Notes, the Mortgages, the Second Mortgages or any of the other Loan Documents executed and delivered by either Borrower by any action or proceeding wherein a money judgment shall be sought against either Borrower or its shareholders, except that Lender may bring a foreclosure action, action for specific performance, or other appropriate action or proceeding (including, without limitation, to obtain a deficiency judgment) solely for the purpose of enabling Lender to realize upon (i) either Borrower's interest in the Mortgaged Property, (ii) the Rents and Accounts arising from the Individual Properties to the extent (x) received by either Borrower or Manager after the occurrence of an Event of Default or (y) distributed to either Borrower or its shareholders during or with respect to any period for which Lender did not receive the full amounts it was entitled to receive as prepayments of the Loan pursuant to Sections 2.7(c) or (d) (all Rents and Accounts covered by clauses (x) and (y) being hereinafter referred to as the "Recourse Distributions") and (iii) any other collateral given to Lender under the Loan Documents ((i), (ii) and (iii), collectively, the "Default Collateral"); provided, however, that any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of any such Default Collateral. The provisions of this Section 8.14 shall not, however, (a) impair the validity of the Indebtedness evidenced by the Notes or in any way affect or impair the Liens of the Mortgages, the Second Mortgages or any of the other Loan Documents or the right of Lender to foreclose the Mortgages or the Second Mortgages following an Event of Default;
(b) impair the right of Lender to name either Borrower as a party defendant in any action or suit for judicial foreclosure and sale under any of the Mortgages or the Second Mortgages; (c) affect the validity or enforceability of the Notes, the Mortgages, the Second Mortgages or the other Loan Documents; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the right of Lender to bring suit for actual damages, losses and costs resulting from fraud or intentional misrepresentation by either Borrower or any other Person in connection with this Agreement, the Notes, the Mortgages, the Second Mortgages or the other Loan Documents; (f) impair the right of Lender to obtain the Recourse Distributions received by either Borrower, including, without limitation, the right to proceed against such Borrower's shareholders to the extent any such Recourse Distributions have actually theretofore been distributed to such Borrower's shareholders; (g) impair the right of Lender to bring suit with respect to either Borrower's misappropriation of security deposits or Rents collected more than one month in advance; (h) impair the right of Lender to obtain Insurance Proceeds or Condemnation Proceeds due to Lender pursuant to the Mortgages or the Second Mortgages; (i) impair the right of Lender to enforce the provisions of Sections 4.1(P) or 5.1(D)-(I) even after repayment in full of the Indebtedness; (j) prevent or in any way hinder Lender from exercising, or constitute a defense, or counterclaim, or other basis for relief in respect of the exercise of, any other remedy against any or all of the collateral securing the Notes as provided in the Loan Documents; (k) impair the right of Lender to bring suit with respect to any misapplication of any funds; (l) impair the right of Lender to enforce the Indemnity Agreement even after repayment in full of the Indebtedness; or (m) impair the right of Lender to sue for, seek or demand a deficiency judgment against either Borrower solely for the purpose of foreclosing the Mortgaged Property or any part thereof, or realizing upon the Default Collateral; provided, however, that any such deficiency judgment referred to in this clause (m) shall be enforceable against either Borrower only to the extent of any of the Default Collateral. The provisions of this Section 8.14 shall be inapplicable to either Borrower if any petition for bankruptcy, reorganization or arrangement pursuant to federal or state law shall be filed by, consented to or acquiesced in by or with respect to Borrower, or if either Borrower shall institute any proceeding for the dissolution or liquidation of itself, or if either Borrower shall make an assignment for the benefit of creditors, in which event Lender shall have recourse against all of the assets of either Borrower and the interests in either Borrower owned by, and the Recourse Distributions received by, either Borrower's shareholders (but excluding the other assets of either Borrower's shareholders to the extent Lender would not have had recourse against such assets other than in accordance with the provisions of this Section 8.14). Notwithstanding the foregoing, in the event an Individual Property is released from the lien created by the Related Mortgage, Borrower shall be released in all respects from any further liability with respect to the Loan other than any further liability for certain kinds of environmental matters arising under Sections 4.1(P) or 5.1(D)-(I) as the same applies to such Individual Property.

          Section 8.15. Exhibits Incorporated. The information set forth on the cover, heading and recitals hereof, and the Exhibits attached hereto, are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

          Section 8.16.  Offsets, Counterclaims and Defenses.
Any assignee of Lender's interest in and to this Agreement, the Notes, the Mortgages, the Second Mortgages and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to this Agreement, the Notes, the Mortgages, the Second Mortgages and the other Loan Documents which Borrower may otherwise have against any assignor or this Agreement, the Notes, the Mortgages, the Second Mortgages and the other Loan Documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon this Agreement, the Notes, the Mortgages, the Second Mortgages and other Loan Documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

          Section 8.17. No Joint Venture or Partnership. Borrower and Lender intend that the relationship created hereunder be solely that of borrower and lender. Nothing herein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Mortgaged Property other than that of mortgagee or lender.

          Section 8.18. Waiver of Marshalling of Assets Defense. To the fullest extent Borrower may legally do so, Borrower waives all rights to a marshalling of the assets of Borrower, FGI and Persons with interests in Borrower, and of the Mortgaged Property, or to a sale in inverse order of alienation in the event of foreclosure of the interests hereby created, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Individual Property for the collection of the Indebtedness without any prior or different resort for collection, or the right of Lender or Deed of Trust Trustee to the payment of the Indebtedness out of the Net Proceeds of the Individual Property in preference to every other claimant whatsoever.

          Section 8.19. Waiver of Counterclaim. Borrower hereby waives the right to assert a counterclaim, other than compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents, including, without limitation, Servicer.

          Section 8.20. Conflict; Construction of Documents. In the event of any conflict between the provisions of this Agreement and the provisions of the Notes, the Mortgages, the Second Mortgages or any of the other Loan Documents, the provisions of this Agreement shall prevail. The parties hereto acknowledge that they were represented by counsel in connection with the negotiation and drafting of the Loan Documents and that the Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same.

          Section 8.21.  Brokers and Financial Advisors.
Borrower and Lender hereby represent that they have dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement except for Nomura Securities International, Inc. (the "Finder"). Borrower agrees to pay all amounts required to be paid to the Advisor pursuant to that certain engagement letter dated August 23, 1995 between Borrower, Forum Ohio Healthcare, Inc., FGI and the Finder. Borrower and Lender hereby agree to indemnify and hold each other and Servicer harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person (other than the Finder) that such Person acted on behalf of the indemnifying party in connection with the transactions contemplated herein. The provisions of this Section
8.21 shall survive the expiration and termination of this Agreement and the repayment of the Indebtedness.

          Section 8.22.  Counterparts.  This Agreement may be
executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

          Section 8.23. Estoppel Certificates. Borrower and Lender each hereby agree at any time and from time to time upon not less than 15 days prior written notice by Borrower or Lender to execute, acknowledge and deliver to the party specified in such notice, a statement, in writing, certifying that this Agreement is unmodified and in full force and effect (or if there have been modifications, that the same, as modified, is in full force and effect and stating the modifications hereto), and stating whether or not, to the knowledge of such certifying party, any Default or Event of Default has occurred and is then continuing, and, if so, specifying each such Default or Event of Default; provided, however, that it shall be a condition precedent to Lender's obligation to deliver the statement pursuant to this Section 8.23, that Lender shall have received, together with Borrower's request for such statement, an Officer's Certificate stating that no Default or Event of Default exists as of the date of such certificate (or specifying such Default or Event of Default).

          Section 8.24. Payment of Expenses. Borrower shall, whether or not the Transactions are consummated, pay on demand all Transaction Costs, which shall include, without limitation,
(a) reasonable out-of-pocket costs and expenses of Lender in connection with (i) the negotiation, preparation, execution and delivery of the Loan Documents and the documents and instruments referred to therein, (ii) the creation, perfection or protection of Lender's Liens in the Collateral (including, without limitation, fees and expenses for title and lien searches and filing and recording fees, third party due diligence expenses of up to $2,000 for each Individual Property plus travel expenses, accounting firm fees, costs of the Environmental Reports (and an environmental consultant), and the Engineering Reports), (iii) the negotiation, preparation, execution and delivery of any amendment, waiver or consent relating to any of the Loan Documents, (iv) the preservation of rights under and enforcement of the Loan Documents and the documents and instruments referred to therein, including any restructuring or rescheduling of the Indebtedness and (v) the Securitization, (b) the reasonable fees, expenses and disbursements of counsel to Lender in connection with all of the foregoing, (c) after the Securitization Closing Date, the cost of an annual rating review by the Rating Agencies and all fees of Trustee, and (d) all fees of Servicer and Bank. Prior to retention of third parties, Lender shall consult with Borrower regarding the services required and the third parties selected to assure that costs will be reasonable in scope and amount.

          Section 8.25. Bankruptcy Waiver. Borrower hereby agrees that, in consideration of the recitals and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, in the event Borrower shall (i) file with any bankruptcy court of competent jurisdiction or be the subject of any petition under Title 11 of the U.S. Code, as amended, (ii) be the subject of any order for relief issued under Title 11 of the U.S. Code, as amended, (iii) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or law relating to bankruptcy, insolvency or other relief of debtors, (iv) have sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator or liquidator or (v) be the subject of any order, judgment or decree entered by any court of competent jurisdiction approving a petition filed against such party for any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency or other relief for debtors, the automatic stay provided by the Federal Bankruptcy Code shall be modified and annulled as to Lender, so as to permit Lender to exercise any and all of its remedies, upon request of Lender made on notice to Borrower and any other party in interest but without the need of further proof or hearing. Neither Borrower nor any Affiliate of Borrower shall contest the enforceability of this Section 8.25.

          Section 8.26. Indemnification. Borrower shall indemnify, defend and hold harmless Lender, and each of its directors, officers, employees, attorneys, agents (including, without limitation, Servicer), successors and assigns (the "Indemnified Parties"), from and against all damages, liabilities, claims, actions, penalties and fines (collectively and severally, "Losses") which may be imposed upon, asserted against or incurred or paid by any of them resulting from the claims of any third party (other than Borrower) relating to or arising out of (i) the Mortgaged Property prior to any Indemnified Party asserting control thereover, any of the Loan Documents, except for (A) Losses caused by the gross negligence or willful misconduct of any Indemnified Party, or (B) any Losses relating to a Securitization, such type of Losses to be indemnified by Borrower only to the extent provided in
Section 2.15. Borrower shall reimburse each Indemnified Party for any expenses (including the reasonable attorneys' fees and disbursements) reasonably incurred in connection with the investigation of, preparation for or defense of any actual or threatened claim, action or proceeding arising from any Losses subject to indemnity (including any such costs of responding to discovery requests or subpoenas), regardless of whether Lender or such other Indemnified Party is a party thereto. With reference to the provisions set forth above in this Section 8.26 for payment by Borrower of reasonable attorneys' fees incurred by the Indemnified Parties in any action or claim brought by a third party, Borrower shall diligently defend such Indemnified Party and diligently conduct such defense, and, provided Borrower demonstrates to the reasonable satisfaction of the applicable Indemnified Party its ability to pay for any settlement amount agreed to by Borrower, Borrower may settle any such action or claim or consent to an entry of any judgment related thereto without the prior written consent of any Indemnified Party to the extent such judgment or claim is for the payment of money. If the Indemnified Party desires to engage separate counsel, it may do so at its own expense; provided, however, that such limitation on the obligation of Borrower to pay the fees of separate counsel for such Indemnified Party shall not apply if such Indemnified Party has retained such separate counsel because of a reasonable belief (based upon reasonable inquiry) that Borrower is not diligently defending it and/or not diligently conducting the defense and so notifies Borrower. The Loan shall not be considered to have been paid in full unless all obligations of Borrower under this Section 8.26 shall have been fully performed (except for contingent indemnification obligations for which no claim has actually been made pursuant to this Agreement).

          Section 8.27. Entire Agreement. This Agreement, together with the Exhibits and Schedules hereto and the other Loan Documents, constitutes the entire agreement among the parties hereto with respect to the subject matter contained in this Agreement, the Exhibits and Schedules hereto and the other Loan Documents.

          Section 8.28. Cross Collateralization. Without limitation of any other right or remedy provided to Lender in this Agreement or any of the other Loan Documents, FFC and FOH covenant and agree that upon the occurrence of an Event of Default, (i) Lender shall have the right to pursue all of its rights and remedies in one proceeding, or separately and independently in separate proceedings which it, as Lender, in its sole and absolute discretion, shall determine from time to time,
(ii) Lender is not required to either marshall assets, sell Collateral in any inverse order of alienation, or be subjected to any "one action" or "election of remedies" law or rule, (iii) the exercise by Lender of any remedies against any Collateral will not impede Lender from subsequently or simultaneously exercising remedies against any other Collateral, (iv) all Liens and other rights, remedies and privileges provided to Lender in this Agreement and in the other Loan Documents or otherwise shall remain in full force and effect until Lender has exhausted all of its remedies against the Collateral and all Collateral has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Loan and (v) its Individual Properties shall be security for the performance of all obligations of Borrower hereunder and under the other Loan Documents.

          Section 8.29.  [Intentionally Deleted].

          Section 8.30. Defeasance. (a) In the event that prior to the Optional Prepayment Date, either Borrower exercises its option to defease its Note pursuant to Section 2.6 or is obligated to make a mandatory defeasance pursuant to Section 2.7(a), such Borrower shall defease the Loan in compliance with the following conditions precedent:

          (i) the delivery by such Borrower of not less than 10 Business Days' prior written notice to Lender specifying a regularly scheduled Payment Date (the "Defeasance Date") on which the Defeasance Deposit is to be made and the principal amount to be prepaid by defeasance;

         (ii) the payment to Lender of all scheduled interest at the Base Interest Rate and principal payments due and unpaid on the Defeasance Date;

        (iii) with respect to defeasance of the Loan in whole pursuant to Section 2.6 only, the payment to Lender of all other sums due under the applicable Note, the Mortgages, the Second Mortgages and the other Loan Documents;

         (iv)  with respect to defeasance of the Loan pursuant to
     Section 2.7(a) only, payment of all other amounts due under the Related Mortgages;

          (v) the payment to Lender of the Defeasance Deposit on the Defeasance Date; and

         (vi)  the delivery to Lender of:

                    (A)  a security agreement, in form and
          substance reasonably satisfactory to Lender, creating a first priority lien on the Defeasance Deposit and the U.S. Treasuries purchased on behalf of either Borrower with the Defeasance Deposit in accordance with this provision of this Section 8.30 (the "Security Agreement");

                    (B)  with respect to defeasance of the Loan
          in whole pursuant to Section 2.6 only, releases for each of the Individual Properties from the Liens of the Related Mortgages, the Assignments of Leases, the Second Assignments of Leases, the Assignments of Agreements, the Second Assignments of Agreements and UCC-1 financing statements (for execution by Lender) in forms appropriate for the jurisdiction in which each Individual Property is located;

                    (C)  with respect to defeasance of the Loan
          pursuant to Section 2.7(a) only, the releases described in Section 2.11(a) (for execution by Lender) in forms appropriate for the jurisdiction in which the applicable Individual Property is located;

                    (D) an Officer's Certificate certifying that the requirements set forth in this Section 8.30 have been satisfied;

                    (E)  an opinion of counsel for Borrower in
          form satisfactory to Lender stating, among other things, that (1) Lender has a perfected first priority security interest in the Defeasance Deposit and the U.S. Treasuries purchased by Lender on behalf of Borrower and (2) any REMIC formed pursuant to the Securitization will not fail to maintain its REMIC status for federal income tax purposes as a result of such defeasance; and
                    (F)  such other certificates, documents or
          instruments as Lender may reasonably request, including, without limitation, those reasonably required in connection with a Securitization, including, without limitation, notice to the Rating Agencies of any defeasance as well as any other notice reasonably required in connection with such defeasance.

          In connection with the conditions set forth above, Borrower hereby appoints Lender as its agent and attorney-in-fact for the purpose of using the Defeasance Deposit to purchase noncallable U.S. Treasuries which provide Scheduled Defeasance Payments, and Lender shall upon receipt of the Defeasance Deposit purchase such U.S. Treasuries on behalf of Borrower. Borrower, pursuant to the Security Agreement or other appropriate document, shall authorize and direct that the payments received from the U.S. Treasuries shall be made directly to Lender and applied to satisfy the obligations of Borrower under the Note.

          (b) With respect to defeasance of the Loan in whole pursuant to Section 2.6, upon compliance with the requirements of Section 8.30(a), (i) the Mortgaged Property shall be released from the liens of the Related Mortgages, the Assignments of Leases, the Second Assignments of Leases, the Assignments of Agreements, the Second Assignments of Agreement and the UCC-1 financing statements and (ii) the pledged U.S. Treasuries shall be the sole source of collateral securing the Note. With respect to a defeasance of the Loan pursuant to Section 2.7(a), upon compliance with the requirements of Section 8.30(a) the applicable Individual Property or Properties shall be released pursuant to Section 2.11(a).

          (c) Any portion of the Defeasance Deposit in excess of the amount necessary to purchase the U.S. Treasuries required by Section 8.30(a) above or to satisfy the other requirements of Section 8.30(a) shall be remitted to Borrower.

          (d) Borrower shall have the right to assign to Lender (or, at Lender's option, to Lender's designee or nominee) and Lender (or such designee or nominee) shall have the obligation to assume, the obligations under the Loan Documents relating to the principal amount so defeased.

          SECTION 8.31. FINAL AGREEMENT. THIS AGREEMENT, TOGETHER WITH ALL OTHER WRITTEN AGREEMENTS BETWEEN BORROWER AND LENDER, IS THE FINAL EXPRESSION OF THE CREDIT AGREEMENT BETWEEN BORROWER AND LENDER, AND SUCH WRITTEN CREDIT AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR ORAL CREDIT AGREEMENT OR OF A CONTEMPORANEOUS ORAL CREDIT AGREEMENT BETWEEN BORROWER AND LENDER.

          SECTION 8.32. NON-STANDARD TERMS; NO UNWRITTEN ORAL AGREEMENTS. ANY ADDITIONAL NON-STANDARD TERMS OF THE CREDIT AGREEMENT BETWEEN BORROWER AND LENDER, INCLUDING THE REDUCTION TO WRITING OF A PREVIOUS ORAL CREDIT AGREEMENT BETWEEN BORROWER AND LENDER, ARE SET FORTH IN THE SPACE BELOW (IF NONE, WRITE "NONE"):
NONE.

NO UNWRITTEN ORAL CREDIT AGREEMENT BETWEEN BORROWER AND LENDER
EXISTS.


FGI FINANCING I CORPORATION        NOMURA ASSET CAPITAL
CORPORATION


By:  /s/ Kurt C. Read              By:  /s/ C. M. Tierney
   _______________________            _________________________
   Name:  Kurt Read                   C. M. Tierney
   Title: Vice President              Vice President

FORUM OHIO HEALTHCARE, INC.


By:  /s/ Kurt C. Read
   ______________________
   Name:   Kurt Read
   Title:  Vice President

                    [Signature Page Follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                             LENDER:

                             NOMURA ASSET CAPITAL CORPORATION, a
                             Delaware corporation


                             By: /s/ Christopher M. Tierney
                                ______________________
                                Christopher M.  Tierney
                                Vice President


                             BORROWER:

                             FGI FINANCING I CORPORATION,
                             a Delaware corporation


                             By: /s/ Kurt C. Read
                                _______________________
                                Name:  Kurt Read
                                Title: Vice President


                             FORUM OHIO HEALTHCARE, INC.,
                             an [Ohio] corporation


                             By: /s/ Kurt C. Read
                                _______________________
                                Name:  Kurt Read
                                Title: Vice President